UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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LoJack Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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LOJACK CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 17, 2012

You are hereby notified that the annual meeting of shareholders of LoJack Corporation, or the Company, will be held on the 17th day of May 2012 at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s executive offices located at 40 Pequot Way, Canton, Massachusetts 02021, for the following purposes:

1. To consider and act upon a proposal to elect eight directors nominated by the Board of Directors for the ensuing year.

2. To consider and act upon a proposal to amend and restate the Company’s 2008 Stock Incentive Plan.

3. To consider and act upon a proposal to ratify the appointment by the Audit Committee of the Board of Directors of KPMG LLP as the independent registered public accounting firm of the Company for 2012.

4. To consider and act upon an advisory vote on the compensation of our Named Executive Officers as described in the accompanying proxy statement.

5. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote FOR items 1, 2, 3 and 4. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the annual meeting. Attached to this notice is a Proxy Statement relating to the proposals to be considered at the annual meeting. The Board of Directors has fixed the close of business on March 28, 2012 as the record date for the meeting. Only shareholders as of the close of business on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders over the Internet. Accordingly, you can access proxy materials and vote at www.lojack.com/proxy. You may also vote via the Internet or telephone by following the instructions on that website. In order to vote over the Internet or by telephone you must have a shareholder identification number, which is being mailed to you on a Notice Regarding the Availability of Proxy Materials.

If you plan to attend the meeting in person, you may pre-register by following the instructions provided on the website indicated in the Notice Regarding the Availability of Proxy Materials or by contacting the Company’s Investor Relations Department at (781) 302-4200. You may obtain directions to the meeting by visiting the Company’s website at www.lojack.com under the heading “About Us”.

Please note that security requirements at the location where the meeting will be held require identification to enter the building. Thus, for your convenience, please bring the shareholder identification number, which is being mailed on the Notice Regarding the Availability of Proxy Materials, or other evidence of stock ownership with you to the meeting. Only shareholders or those individuals who are guests of the Company may attend and be admitted to the meeting. Photo identification is also required (a valid driver’s license or passport is preferred) to enter the building.

If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement that confirms that you are the beneficial owner of those shares. If you do not have either a shareholder identification number or proof that you own shares of the Company, you will not be admitted to the meeting.

By order of the Board of Directors,

DONALD R. PECK, Secretary

April 5, 2012

IMPORTANT:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE WEBSITE INDICATED IN THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS THAT YOU RECEIVED IN THE MAIL. YOU MAY ALSO REQUEST A PAPER PROXY CARD AT ANY TIME PRIOR TO MAY 3, 2012 TO SUBMIT YOUR VOTE BY MAIL. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING EXCEPT AS OTHERWISE DISCUSSED IN THE PROXY STATEMENT. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

LOJACK CORPORATION

Executive Offices

40 Pequot Way

Canton, Massachusetts 02021

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed by LoJack Corporation, or the Company, to the holders of record of the Company’s outstanding shares of common stock, $.01 par value, or Common Stock, commencing on or about April 5, 2012. The accompanying proxy is being solicited by the Board of Directors of the Company, or the Board, for use at the annual meeting of shareholders of the Company, or the Meeting, to be held on the 17th day of May 2012 at 10:00 a.m., Eastern Daylight Savings Time, at the Company’s executive offices located at 40 Pequot Way, Canton, Massachusetts 02021, and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. The Company also has retained Phoenix Advisory Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names.

Only shareholders of record as of the close of business on the record date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. The Board has fixed March 28, 2012 as the record date for the Meeting. On March 28, 2012, there were issued and outstanding 17,924,411 shares of Common Stock. Each share of Common Stock is entitled to one vote per share. The Company’s Bylaws provide that a quorum shall consist of the representation at the Meeting, in person or by proxy, of shareholders entitled to vote 51% in interest of the votes that are entitled to be cast at the Meeting. Abstentions may be specified on all proposals and will be counted as present for purposes of determining a quorum. Submitted proxies which are left blank and “broker non-votes” will also be counted as present for purposes of determining a quorum. Broker non-votes are shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal. Proposals 1, 2 and 4 described below are subject to broker non-votes.

The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the election of directors in an uncontested election such as this. This means a nominee will be elected to the Board only if the votes cast FOR the nominee’s election exceed the votes cast AGAINST the nominee’s election, with abstentions and broker non-votes not counting as votes FOR or AGAINST. The affirmative vote of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required for the approval of any other business which may properly be brought before the Meeting. A majority means that such actions require more than 50% of the votes cast to be approved.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting will be counted for purposes of determining the presence of a quorum for taking action on the proposals set forth below and will be voted as specified in the proxies.

With regard to the election of directors, votes may be cast FOR, AGAINST or as an Abstention on a director by director basis. Where a choice is not specified in a proxy, other than with respect to broker non-votes, the shares represented by the proxy will be voted FOR the election of the directors named on the proxy. Abstentions and broker non-votes are not considered “votes cast” and thus have no effect on the election of directors.

With regard to the amendment to the Company’s 2008 Stock Incentive Plan, votes may be cast in favor or cast against, indicated as an abstention or left blank. Neither abstentions nor broker non-votes will be included among the votes cast on the amendment and, therefore, they will have no effect on the voting for this proposal. Where a choice is not specified in a proxy, other than with respect to broker non-votes, the shares represented by the proxy will be voted FOR the proposal.

With regard to ratification of the appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm, votes may be cast in favor or cast against, indicated as an abstention or left blank. Abstentions will not be included among the votes cast on the ratification and, therefore, they will have no effect on the voting for this proposal. Because the item is considered a “routine” matter, brokers can vote in their discretion in the absence of instructions and there will therefore be no broker non-votes. Votes that are left blank will be voted FOR the ratification of KPMG as our independent registered public accounting firm.

With regard to the advisory vote on executive compensation, votes may be cast in favor or cast against, indicated as an abstention or left blank. Neither abstentions nor broker non-votes will be included among the votes cast on the advisory vote and, therefore, they will have no effect on the voting for this proposal. Where a choice is not specified in a proxy, other than with respect to broker non-votes, the shares represented by the proxy will be voted FOR the proposal.

With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

When a properly signed proxy is returned, prior to the date of, or at, the Meeting, the shares represented thereby will be voted by the proxies named in accordance with the shareholder’s instructions indicated on the proxy. Each shareholder is urged to specify the shareholder’s choices on the enclosed proxy. Sending in a proxy will not affect a shareholder’s right to attend the Meeting and vote in person. Votes provided over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Savings Time on May 16, 2012 .

A proxy may be revoked by notice in writing delivered to the Secretary of the Company at any time prior to its use or by voting over the Internet or by telephone at a later time, each in the manner provided on the website indicated in the Notice of Internet Availability. If you submit a proxy card by mail, you may revoke your proxy by submitting a new proxy card relating to the same shares and bearing a later date. You may also revoke your proxy by attending the Meeting and voting in person. A shareholder’s attendance at the Meeting will not by itself revoke a proxy. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change those instructions.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may now furnish proxy materials via the Internet. Accordingly, selected shareholders, including beneficial owners, will receive a Notice of Internet Availability which will be mailed on or about April 5, 2012.

On the date of mailing of the Notice of Internet Availability, such shareholders will be able to access all of the proxy materials over the Internet at www.lojack.com/proxy. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our Annual Report on Form 10-K) over the

Internet or through other methods specified at the website designated in the Notice of Internet Availability. The website contains instructions as to how to vote by Internet or over the telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Board has fixed the number of directors at eight effective as of the Meeting, and has proposed eight directors to be elected to serve until the next annual meeting of shareholders or until their successors shall have been duly elected and qualified. The Board currently consists of nine directors; however, after discussions with Harvey Rosenthal regarding the timing of his retirement, the Board determined not to nominate him for re-election for the upcoming year, and Mr. Rosenthal will therefore depart the Board on the date of the Meeting.

It is intended that the proxies solicited by the Board will be voted in favor of the eight nominees named below, unless otherwise specified on the proxy. All of the nominees are current members of the Board. In October 2011, the Nominating/Corporate Governance Committee recommended to the full Board that Randy L. Ortiz be appointed to the Board. The Board unanimously agreed with such recommendation and elected Mr. Ortiz to the Board, effective November 1, 2011.

There are no family relationships between any nominees, directors or executive officers of the Company.

A description of the specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that each of the nominees should serve as a director follows the biographical information of each director below.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors:

Name	Age	Present Principal Employer and Prior Business Experience
Robert J. Murray	70	Mr. Murray has served as a director of the Company since 1992 and as Lead Director from May 2003 to February 2011. He was Chairman of the Board of New England Business Service, Inc., or NEBS, from December 1995 until June 2004. Mr. Murray also served as Chief Executive Officer of NEBS from December 1995 to December 2003. From January 1991 to December 1995, Mr. Murray was Executive Vice President, North Atlantic Group, of The Gillette Company. Prior to January 1991, Mr. Murray served as Chairman of the Board of Management of Braun AG, a subsidiary of The Gillette Company headquartered in Germany. He held a variety of other management positions at The Gillette Company since 1961. Mr. Murray also serves on the Board of Directors of The Hanover Insurance Group (formerly Allmerica Financial Corporation), Tupperware Brands, Inc., IDEXX Laboratories, Inc. and Delhaize Group, an international Belgian food retailer, each of which is a publicly held company.
		Mr. Murray’s extensive experience on public company boards, together with his more than 40 years of combined service as an executive of The Gillette Company and NEBS, enables him to provide the Board with strong leadership and a global perspective.

Name	Age	Present Principal Employer and Prior Business Experience
John H. MacKinnon	71	Mr. MacKinnon has served as a director of the Company since 2000 and as Chairperson of the Audit Committee since 2000. Mr. MacKinnon joined PricewaterhouseCoopers LLP in 1968 and was a partner from 1978 until his retirement in 1999. Mr. MacKinnon is a Certified Public Accountant and is active in community affairs, including serving on the Boards of Trustees of Emmanuel College, Blessed John XXIII National Seminary and Laboure College.
		Mr. MacKinnon’s extensive experience as a partner with PricewaterhouseCoopers LLP is invaluable in his role as Chairman of the Audit Committee and to our Board’s discussions of the Company’s financial and accounting matters.
Robert L. Rewey	73	Mr. Rewey has served as a director of the Company since 2002 and as Chairperson of the Nominating/Corporate Governance Committee since 2002. Prior to joining the Board, Mr. Rewey spent 38 years with Ford Motor Company, serving as Group Vice President of North American Operations & Global Consumer Services from 2000 to 2001 and of Global Sales, Marketing & Service from 1998 to 2000, Vice President of Sales, Marketing & Customer Service for North America from 1988 to 1998, President of Ford Division and Vice President of Ford Motor Company from 1985 to 1988, President of Lincoln-Mercury and Vice President of Ford Motor Company from 1984 to 1985, National Sales & Marketing Manager of Lincoln-Mercury from 1977 to 1984 and in other sales and service capacities from 1963 to 1977. Mr. Rewey serves on the Board of Directors of Sonic Automotive, Inc. and Speedway Motors, Inc., each of which is a publicly held company. He also serves on the Board of Directors of Dealer Tire, LLC and Reading Truck Group, LLC, each of which is a privately held company. He is active in business and community affairs.
		Mr. Rewey’s nearly 40 years of experience with Ford Motor Company enables him to provide the Board with valuable unique insights and perspective into the automobile industry.
Richard T. Riley	56	Mr. Riley currently serves as Executive Chairman. He served as the Company’s Chairman, President and Chief Executive Officer from May 2010 to November 2011. He served as our Executive Chairman from January 2009 to May 2010. Prior to that, he served as our Chairman and Chief Executive Officer from November 2006 to December 2008 and as our President and Chief Operating Officer from February 2005 to November 2006. Mr. Riley has served as a director of the Company since February 2005. Prior to joining the Company, Mr. Riley served as an officer and director of New England Business Service, Inc., or NEBS, then a public company listed on the New York Stock Exchange. He served as President, Chief Executive Officer and Chief Operating Officer of NEBS from 2003 to 2004 and President and Chief Operating Officer from 2002 to 2003. Prior to that, Mr. Riley served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms (acquired by NEBS in 1997) from 1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. He serves as the Chairman of the Supervisory Board of VistaPrint, N.V., a publicly held printing and graphic arts

Name	Age	Present Principal Employer and Prior Business Experience
		business, and Micro-Coax, Inc., a privately held manufacturer of microwave and cable products. Mr. Riley also serves on the Board of Directors of Dorman Products, Inc., a publicly held supplier of automotive replacement parts and service line products.
		Mr. Riley’s experience as our Chairman and Chief Executive Officer provides him with intimate knowledge of our technology, operations, challenges and opportunities.
Rory J. Cowan	59	Mr. Cowan has served as a director of the Company since February 2007 and as Lead Director since February 2011. He is Chief Executive Officer and Chairman of the Board of Lionbridge Technologies, Inc., a publicly held company which he founded in 1996. Prior to founding Lionbridge, Mr. Cowan was Executive Vice President and member of the Management Committee for R.R. Donnelley & Sons. He was also Chief Executive Officer of Stream International, Inc., a division of R.R. Donnelley & Sons. Mr. Cowan also serves on the Board of Directors of Sielox, Inc., a publicly held company that markets video and imaging products to the security market.
		Mr. Cowan’s current experience as Chief Executive Officer of a public technology company with a significant international presence enables him to contribute insight into our domestic and international markets, and in particular on matters relating to our capital and liquidity.
Marcia J. Hooper	57	Ms. Hooper has served as a director of the Company since February 2011. She is President of HooperLewis, LLC, and was General Partner of Castile Ventures from 2002 to 2007. Previously, she was a partner of Advent International from 1996 to 2002, General Partner of Viking Capital from 1995 to 1996, General Partner of Ampersand Ventures/Paine Webber Ventures from 1985 to 1993, and a regional marketing support representative of IBM Corporation from 1979 to 1983. Ms. Hooper formerly served on the board of publicly held Bowne & Co. from 2002 until its acquisition by R.R. Donnelley & Sons in 2010, Polymedica, Inc. from 1989 until its acquisition by Medco in 2007, and Wang Global from 1994 until its acquisition by Getronics in 1999. Ms. Hooper also currently serves as a director of several privately held companies including: Isis Biopolymer and Yummly. She serves in a number of advisory and fundraising capacities for Brown University, the Head of the Charles Regatta, and the National Rowing Foundation.
		Ms. Hooper’s vast experience with technology development firms focused on software and services expands the breadth of technology experience on the Board.
Gary E. Dilts	61	Mr. Dilts has served as a director of the Company since February 2011. He is a Principal of Automotive Command LLC and is the Managing Partner of Veritas Automotive and Machinery. Previously, he served as Senior Vice President — Global Automotive at J.D. Power and Associates, or J.D. Power, from 2007 to 2010. Before joining J.D. Power, Mr. Dilts spent 29 years at DaimlerChrysler, most recently serving as its Senior Vice President U.S. Sales from 2001 to 2006.
		Mr. Dilts’ more than 30 years of experience in the automotive industry enables him to provide a great deal of insight and experience, particularly as to original equipment manufacturers and automotive dealers.

Name	Age	Present Principal Employer and Prior Business Experience
Randy L. Ortiz	54	Mr. Ortiz has served as the Company’s Chief Executive Officer and President since November 2011. Mr. Ortiz has been a director of the Company since November 2011. From 2002 until his retirement in 2010, Mr. Ortiz held a variety of senior executive positions at Ford Motor Company. He served as Executive Director and General Manager of Ford’s Worldwide Export Operations from 2002 to 2005, General Manager of Sales for Ford’s Customer Service Division in 2006, and General Manager of Ford and Lincoln-Mercury Sales from 2007 until March of 2010. Mr. Ortiz is an auto industry veteran who at Ford Motor Company led a team that increased Ford and Lincoln-Mercury market share for the first time in 14 years. He also played a key leadership role in restoring Ford’s North American Business Unit to profitability, and led the successful consolidation and rationalization of Ford’s dealer network. Mr. Ortiz was with Ford Motor Company from 1982 to his retirement from the organization in 2010. Before joining the Company, Mr. Ortiz served as CEO at Carmoza LLC, a start-up in the auto transport industry.
		Mr. Ortiz’s nearly 30 years of experience in the automotive industry, together with his executive leadership and knowledge of our company through his role as Chief Executive Officer, enables him to provide unique insight into our markets and detailed knowledge of our technology, operations, challenges and opportunities.

The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in such event, proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board.

Required Vote

The nominees for director in uncontested elections, such as the election at the Meeting, must receive a majority of the votes cast at the Meeting, in person or by proxy, to be elected. This means a nominee will be elected to the Board only if the votes cast FOR the nominee’s election exceed the votes cast AGAINST the nominee’s election, with abstentions and broker non-votes not counting as votes FOR or AGAINST. Under the Company’s Corporate Governance Guidelines, if the number of votes cast FOR a director nominee does not exceed the number of votes cast AGAINST the director nominee, then the director must tender his or her resignation from the Board. The Board will decide within 90 days of the certification of the shareholder vote, through a process managed by the Nominating/Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the SEC.

The Board recommends a vote FOR the election of each of the director nominees named above.

CORPORATE GOVERNANCE

Board Leadership Structure

Until Mr. Riley’s retirement from the position of Chief Executive Officer of the Company in November 2011, the roles of Chairman and Chief Executive Officer were held by one individual. The Company believed that this structure was appropriate for a company of our size and complexity because the Chairman and Chief Executive Officer (a) was most familiar with the Company’s business and industry, (b) possessed detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, and was thus best positioned to develop agendas that ensure the Board’s time and attention were focused on matters which were critical to the Company, and (c) conveyed a clear, cohesive message to our shareholders, employees and industry partners. The Board believes that this structure provided an efficient and effective leadership model for the Company. We believe that this structure facilitated efficient communication between our directors and management team who frequently and directly work together and share information and ideas.

Effective November 1, 2011, the roles of Chairman and Chief Executive Officer were held by two individuals. Mr. Riley retained his role as Executive Chairman while Mr. Ortiz assumed the role of Chief Executive Officer. Mr. Riley will continue to serve as Executive Chairman through May 17, 2012, on which date he is expected to retire as an employee from the Company. During this transition period, Mr. Riley will continue to be an officer of the Company, lead the Board and stay involved in the Company’s day-to-day management as needed to assist in the transition of principal executive duties to Mr. Ortiz. We also believe that this structure will provide for the effective transition of leadership of the Company, while retaining efficient communication between our directors and management team.

The Compensation, Organization and Succession Committee, or the Compensation Committee, believes that actively engaging in the succession planning process is a critical part of the Company’s long-term management continuity preparedness. Succession planning is an ongoing process with respect to management positions across the Company, and is an integral part of the Company’s normal personnel planning activities. In May of each year, the entire Board participates in a full review of the succession plan for senior management positions and reviews the Company’s leadership development program. In addition, on a regular basis, the entire Board is updated on this process during the executive session of Board meetings.

Lead Director

The Company believes that independent Board leadership is important and since one individual has historically served as Chairman and Chief Executive Officer, the Board has a long-established role of Lead Director. The Lead Director is an independent director who serves as the principal liaison between the Chairman/Chief Executive Officer and the other independent directors and leads the executive sessions of our independent directors. Mr. Cowan has been designated as the Lead Director to chair and lead meetings of the independent directors. Mr. Cowan has formally served in such capacity since February 2011. Prior to that time, Mr. Murray served as Lead Director from May 2003 until February 2011.

Role of Board of Directors in Risk Oversight

One of the responsibilities of our Board is to review and evaluate the process used to assess major risks facing the Company and to periodically review assessments prepared by our senior management of such risks, as well as options for their mitigation. Our Board leadership structure, together with the frequent interaction between our directors and members of senior management, assists in this effort. Communications between our Board and senior management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board also plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The entire Board is formally apprised at least annually of the Company’s enterprise risk management efforts. The Board reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating/Corporate Governance Committee is responsible for overseeing the management of risks associated with director independence and conflicts of interest. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports.

Compensation-Related Risk Assessment

The Compensation Committee oversees the Company’s compensation policies and practices with respect to all employees. In setting such compensation policies and practices, the Compensation Committee considers the appropriate metrics to be used to set compensation and incentive types and amounts. In certain business units, such as domestic or international sales, employees are compensated and incentivized according to the volume of product sold during a specified period. The Compensation Committee believes this practice is reasonable and appropriate for such business units.

The Compensation Committee seeks to minimize unnecessary risk-taking by paying for performance which is sustainable and consistent with both the short-term and long-term interests of our shareholders. The targets upon which annual cash incentives and long-term equity incentive awards are earned are fully reviewed by and approved by the Company’s entire Board.

Meetings of the Board and Committees

The Board met five times and acted seven times by written consent during the fiscal year ended December 31, 2011. The Board has a standing: (a) Audit Committee; (b) Compensation, Organization and Succession Committee; and (c) Nominating/Corporate Governance Committee. During the fiscal year ended December 31, 2011, each director attended 75% or more of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she served as a director and (2) the total number of meetings of all committees on which he or she served during the period that he or she served on such committee.

The following members of the Board have been determined by the Board to be “independent” based on the application of the Company’s independence standards and under applicable rules and regulations of the SEC and the NASDAQ Global Select Market: Rory J. Cowan, Gary E. Dilts, Marcia J. Hooper, John H. MacKinnon, Robert J. Murray, Robert L. Rewey and Harvey Rosenthal. The Board has determined that to be considered “independent”, a director may not have any direct or indirect material relationships with the Company. In making a determination of whether a material relationship exists, the Board considers all relevant facts and circumstances, including but not limited to such director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Consistent with these considerations, the Board has reviewed all relationships between the Company and the members of the Board and has affirmatively determined that all of the non-management directors standing for election are “independent”.

Our policy with regard to Board members’ attendance at annual meetings is that Board members are expected to attend. Ordinarily a Board meeting is held before or immediately following the annual meeting of shareholders. All directors who were Board members at the time attended last year’s annual meeting of shareholders and the Board meeting held immediately thereafter.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of John H. MacKinnon (Chairperson), Marcia Hooper and Harvey Rosenthal, each of whom is an “independent” director. The Board has also determined that Mr. MacKinnon is an “audit committee financial expert” as that term is defined in the rules of the SEC. It is expected that Mr. Murray will become a member of the Audit Committee in May 2012, replacing Mr. Rosenthal in that role. The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee appoints and confers with our independent registered public accounting firm, or independent auditors, regarding the scope and adequacy of annual audits, reviews reports from the independent auditors and meets with such independent auditors and with our financial personnel to review the adequacy of our accounting principles, financial controls and policies. The Board has adopted a written charter for the Audit Committee which is reviewed and reassessed on an annual basis. The Audit Committee charter is available at our website at www.lojack.com under the heading “Investor Relations.” The Audit Committee held nine meetings and acted one time by written consent during the fiscal year ended December 31, 2011.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Robert L. Rewey (Chairperson), John H. MacKinnon, Marcia J. Hooper, Gary E. Dilts and Robert J. Murray, each of whom is an “independent” director. The Nominating/Corporate Governance Committee leads the Board’s effort at ensuring we have qualified directors by: (a) identifying individuals qualified to become Board members consistent with criteria approved by the Board and recommending to the Board a group of director nominees for each annual meeting of shareholders; (b) recommending nominees to fill any vacancies which may occur during the year; (c) considering candidates for nominees as directors of the Company who are recommended by shareholders entitled to do so under our Bylaws; and (d) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board have qualified and experienced “independent” directors. In addition, the Nominating/Corporate Governance Committee develops and monitors a set of effective corporate governance policies and procedures applicable to the Company and leads the Board through the annual evaluation of the performance of committees and of the Board as a whole. The Company’s Corporate Governance Guidelines are available at our website at www.lojack.com under the heading “Investor Relations.” These Guidelines describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, qualification and compensation of directors and succession planning. The Board has adopted a written charter for the Nominating/Corporate Governance Committee, which is also available at our website at www.lojack.com under the heading “Investor Relations.” The Nominating/Corporate Governance Committee met three times during the fiscal year ended December 31, 2011.

In the event that the Nominating/Corporate Governance Committee or the Board identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating/Corporate Governance Committee initiates a search process and keeps the Board apprised of its progress. The Nominating/Corporate Governance Committee may seek input from members of the Board, the Chief Executive Officer and other management personnel and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating/Corporate Governance Committee will consider candidates for Board membership properly recommended by shareholders. The initial candidate or candidates, including anyone recommended by a shareholder, who satisfies the specific criteria for Board membership and otherwise qualify for membership on the Board are reviewed and evaluated by the Nominating/Corporate Governance Committee. The evaluation process for candidates recommended by shareholders is the same as the process used to evaluate candidates recommended by any other source.

To be considered by the Nominating/Corporate Governance Committee, a shareholder recommendation for a nominee must be made by written notice to the Chairperson of the Nominating/Corporate Governance Committee and the Secretary of the Company, containing, at a minimum, the name, appropriate biographical information and qualifications of the nominee. In considering shareholder recommendations for nominees, the Nominating/Corporate Governance Committee may request additional information concerning the nominee or the applicable shareholder or shareholders.

Although the Company does not have a formal policy regarding diversity in identifying nominees for directors, the Nominating/Corporate Governance Committee has identified a set of characteristics that it believes are necessary to have the most qualified individuals serving on our Board. To that end, the Nominating/Corporate Governance Committee continuously monitors the composition of the Board in relationship to that set of characteristics and seeks to ensure that the Board is comprised of individuals that, in the aggregate, possess that set of characteristics identified by our Nominating/Corporate Governance Committee. Generally, the characteristics include: the candidate’s character, integrity, business judgment, experience, technical expertise, age, gender, public company board experience, industry experience and familiarity with national, international and competitive issues facing the Company. The Board believes these characteristics are effective in identifying and assessing nominees for the Company’s Board.

All of our directors bring to our Board a wealth of executive leadership experience derived from their service as executives and, in some cases as chief executive officer, of public companies. They also bring extensive board experience. The process undertaken by the Nominating/Corporate Governance Committee in recommending qualified director candidates is described above. Certain qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described under “Principal Employment and Experience of Director Nominees” above on page 3.

In 2011, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to the Board. We did not receive any shareholder recommendations or nominations for the Board for election at the Meeting, except the nominations made by the Board which included individuals who were shareholders. All of the nominees for election at the Meeting are current members of our Board.

Compensation, Organization and Succession Committee

The Compensation, Organization and Succession Committee, or the Compensation Committee, currently consists of Harvey Rosenthal (Chairperson), Robert L. Rewey, Gary E. Dilts and Robert J. Murray. It is expected that Ms. Hooper will become Chairperson of the Compensation Committee in May 2012, replacing Mr. Rosenthal in that role. The Board has determined that all of the members of the Compensation Committee are “independent.” The Compensation Committee: (a) reviews our compensation philosophy and programs and exercises authority with respect to the payment of annual salary, bonuses and stock-based incentives to directors and executive officers; (b) oversees and exercises authority with respect to our stock incentive plan, deferred compensation plan, 401(k) retirement plan, health plans, change in control agreements and any other perquisites; (c) delegates the responsibility for the administration of the stock incentive plan to certain executive officers; (d) annually reviews and discusses with management the Compensation Discussion and Analysis to be included in our Annual Report on Form 10-K and annual proxy statement; and (e) oversees the development and implementation of our senior management succession plan.

Role of the Compensation Committee.    Each year, the Compensation Committee conducts a full review of our executive compensation program in light of Company performance, competitive practices and corporate governance trends. In 2011, the Compensation Committee’s process to determine executive compensation consisted of three main elements: (a) reviewing a summary for each executive officer of all components of compensation prepared by our human resources department; (b) benchmarking against our peer group and a broader group based upon the Company’s industry and size; and (c) soliciting information from and about the actual performance of each of our executive officers. As part of the full review of our executive compensation program, the Compensation Committee periodically obtains the input and expertise of an independent compensation consultant. Due to the combination of the effect of the economic downturn on the automotive industry, the reviews by independent consultants in recent years, and the Company’s current position of executive compensation being at the lower end of our articulated relative positioning, the Compensation Committee did not retain an independent compensation consultant in 2011.

Executive Officer Input.    The Compensation Committee considers input from management and often has the opportunity to meet with executive officers at various times during the year, which allows the Compensation Committee to form its own assessment of each individual executive officer’s performance. Although the compensation process is managed, driven and decided by the Compensation Committee, the views of certain Company executive officers are taken into account in connection with setting the compensation of other executive officers. For example, the Chief Executive Officer generally reports to the Compensation Committee on his evaluation of each executive officer other than himself. These evaluations include a formal review of each executive officer’s contribution and performance over the prior year and an assessment of his or her strengths and development opportunities. In evaluating the Chief Executive Officer’s performance, the Compensation Committee reviews written evaluations prepared by each of the independent directors.

The Board has adopted a written charter for the Compensation Committee which is reviewed and reassessed on an annual basis and is available at our website at www.lojack.com under the heading “Investor Relations.” The Compensation Committee met five times and acted two times by written consent during the fiscal year ended December 31, 2011.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2011, no member of the Compensation Committee (a) was, or had previously been, an executive officer or employee of the Company or any of our subsidiaries nor (b) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of the Compensation Committee or an executive officer of the Company, on the one hand, and any member of the Compensation Committee (or committee performing equivalent functions or, in the absence of any such committee, the full board of directors) or an executive officer of any other entity, on the other hand.

PROPOSAL NO. 2 — AMENDMENT AND RESTATEMENT OF THE LOJACK CORPORATION 2008 STOCK INCENTIVE PLAN

On March 30, 2012, the Board unanimously approved an amendment and restatement of the LoJack Corporation 2008 Stock Incentive Plan, or the 2008 Plan, and unanimously recommends that the shareholders approve the amendment and restatement. A copy of the complete text of the 2008 Plan as it is proposed to be amended and restated is included in Exhibit A to this proxy statement, and the following description is qualified in its entirety by reference to the text of the 2008 Plan. Our Board believes that the 2008 Plan, as amended and restated, is central to accomplishing the Company’s long-term compensation philosophy.

General 2008 Plan Information

The 2008 Plan is designed to provide employees, directors and consultants of the Company and our corporate subsidiaries the opportunity to participate in the ownership of the Company and in our future growth through the granting of awards of stock options, restricted stock and other rights permitted under the 2008 Plan.

The Board believes that the ability to grant equity interests is a significant factor in our ability to attract, retain and motivate our employees, who are critical to our long-term success. We also believe that stock ownership and stock-based incentive awards are the best way to align the interests of the executive officers, employees, directors, and in some instances consultants, with those of our shareholders. As of March 28, 2012, an aggregate of 1,390,211 shares of our Common Stock remain available for future grants under our 2008 Plan. As a result, we currently do not have enough shares available for future grants under the 2008 Plan to continue to motivate our employees through the issuance of grants to attract and retain talented people. Approving the amended and restated 2008 Plan and increasing the number of shares of Common Stock authorized for issuance under the 2008 Plan will enable us to continue to provide long-term incentives that are aligned with our shareholders’ interests.

Key Amendments to the 2008 Plan

•	Increase the number of shares of Common Stock authorized for issuance under the 2008 Plan by 750,000 shares of Common Stock.

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Limit shares that can be added back to the 2008 Plan by providing that (a) shares tendered or held back upon exercise of an option or settlement of other awards to cover the exercise price or tax withholding are not available for issuance under the 2008 Plan, (b) shares that are unissued upon the settlement of stock appreciation rights will not be available for issuance under the 2008 Plan, and (c) shares acquired by us on the open market using cash proceeds of option exercises will not be available for issuance under the 2008 Plan.

•	Add minimum vesting periods for grants of restricted stock and restricted stock units (three years for time-based vesting and one year for performance-based vesting).

•	The term of the 2008 Plan is extended for another ten years from March 30, 2012.

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To ensure that certain awards (including cash bonuses) granted under the 2008 Plan to a “Covered Employee” (as defined in the Internal Revenue Code of 1986, as amended, or the Code) qualify as “performance-based” compensation under Section 162(m) of the Code, the 2008 Plan provides that the Compensation, Organization and Succession Committee of the Board of Directors (which we refer to as the Compensation Committee) may require that vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (a) revenue (including, but not limited to, total company revenue, divisional revenue and revenue in specific geographic regions), (b) bookings, (c) EBITDA (earnings before interest, taxes, depreciation and amortization), (d) cash flow (including, but not limited to, operating cash flow and free cash flow), (e) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (f) changes in the market price of the Common Stock, (g) acquisitions or strategic transactions, (h) operating income (loss), (i) return on capital, assets, equity, or investment, (j) shareholder returns, (k) return on sales, (l) gross or net profit levels, (m) productivity, (n) expense, (o) margins, (p) operating efficiency, (q) customer satisfaction, (r) working capital, and (s) earnings (loss) per share of Common Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Compensation Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any individual in any year will not exceed 400,000 shares of Common Stock. If the performance-based award is payable in cash to any Covered Employee, it cannot exceed $2 million for any performance cycle.

For the reasons described above, we are asking shareholders to approve the amended and restated 2008 Plan at the Meeting. Based solely on the closing price of our Common Stock as reported by Nasdaq on March 28, 2012, the maximum aggregate market value of the 750,000 shares of Common Stock proposed to be added to the 2008 Plan is $3,037,500.

Consistent with the interests of our shareholders and sound corporate governance practices, the 2008 Plan continues to contain:

•	No Discounted Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of our Common Stock on the date of grant.

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Fungible Share Ratio.    Each share of Common Stock underlying awards granted after May 20, 2009, other than options and stock appreciation rights, is deemed for purposes of determining the number of shares available for future awards under the 2008 Plan as an award for 1.54 shares of Common Stock.

•	No “Evergreen” Provision. The 2008 Plan authorizes the issuance of awards covering a fixed number of shares of our Common Stock, thereby requiring shareholder approval of any additional shares.

•	No Stock Option Repricings. The 2008 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of shareholders.

•	Minimum One-Year Vesting. Stock options granted under the 2008 Plan require a minimum of one year from the date of grant to vest.

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Independent Committee.    The 2008 Plan is administered by the Compensation Committee, except as it relates to non-employee director awards which the full Board administers. All of the members of the Compensation Committee must and do qualify as “independent” under the applicable NASDAQ rules.

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Stringent Change of Control Definition.    The 2008 Plan defines a change of control as occurring when more than 50% of the Company’s outstanding Common Stock is acquired and, within 24 months, the Board of Directors becomes comprised of individuals other than: (a) individuals who constitute our entire Board at the time of the transaction, or (b) individuals whose election was approved by two-thirds of our then current directors.

In addition, to address potential shareholder concerns regarding the number of equity awards we intend to grant in a given year, the Board determined it will take appropriate steps over the next three years to control the granting of shares subject to equity awards under the 2008 Plan as follows. We commit that, with respect to the number of shares subject to awards granted over the next three years commencing with fiscal year 2012, we will maintain a three-year average burn rate that does not exceed 7.69%. For purposes of this burn rate commitment, to determine the number of shares granted in a particular year, all awards will first be converted into option-share equivalents. In this case, each share that is subject to awards other than options and stock appreciation rights will count as equivalent to 1.54 shares. The burn rate will be computed using the number of weighted average common shares outstanding for the fiscal year in the denominator. The burn-rate limitation discussed above will not apply to awards settled in cash as opposed to the delivery of shares of our common stock, awards under plans assumed in acquisitions, and issuances under tax-qualified employee stock purchase plans and certain other tax-qualified plans.

Summary of the 2008 Plan, as Amended and Restated

The following summary of the material features of the 2008 Plan is qualified in its entirety by reference to Exhibit A of this proxy statement which contains the complete text of the 2008 Plan as it is proposed to be amended and restated.

Purpose, Participants, Effective Date and Duration.    Effective May 1, 2008, we established the 2008 Plan, which was approved by our shareholders on May 20, 2008. At the 2009 annual meeting of shareholders, an amendment to, among other things, increase the number of shares of Common Stock authorized for issuance under the 2008 Plan by 2,000,000 shares, was approved. The purpose of the 2008 Plan is to encourage key employees, directors and consultants of the Company and our subsidiaries who render services of special importance to, and who have contributed or may be expected to contribute materially to the success of, the Company or a subsidiary, known as the Participants, to continue their association with the Company and its subsidiaries. We seek to encourage such retention by providing Participants opportunities for participation in the ownership and future growth of the Company and our subsidiaries through the granting of awards, or Awards, of (a) our Common Stock, whether or not subject to restrictions, known as Stock Grants, (b) stock options, or Options, and (c) other rights to compensation in amounts determined by the value of the Common Stock or payable in cash upon the achievement of performance goals (which we refer to, together with Stock Grants, as Other Rights). The 2008 Plan will terminate on March 29, 2022, unless earlier terminated by the Board. Termination of the 2008 Plan will not affect new Awards made prior to termination, but awards may not be made after termination. There are currently approximately 130 employees and consultants and seven non-employee directors eligible to receive Awards under the 2008 Plan.

Shares Subject to the 2008 Plan, as Amended and Restated.    If approved by the shareholders, the total number of shares of Common Stock that may be subject to Options and Other Rights under the 2008 Plan will increase from 4,090,000 to 4,840,000 (which we refer to as the Reserved Shares). The 2008 Plan, as amended and restated, will utilize a fungible share reserve ratio, so that, for awards granted on or after the date of the Meeting, the number of Reserved Shares will be reduced by (a) one (1) share for each share granted pursuant to stock options or stock appreciation rights awarded under the 2008 Plan, and (b) by 1.54 shares for each share granted pursuant to all awards other than stock options or stock appreciation rights awarded under the 2008 Plan.

In the event of any change in the number or kind of Common Stock outstanding pursuant to a reorganization, recapitalization, exchange of shares, stock dividend or split or combination of shares, appropriate adjustments will be made to the Reserved Shares and the number of shares subject to outstanding grants or Awards, the exercise price per share of outstanding Options and the kind of shares which may be distributed under the 2008 Plan. To the extent that an Award issued under the 2008 Plan or any predecessor plan lapses or is forfeited, any shares subject to such Award will again become available for grant under the terms of the 2008 Plan. If any award granted under the 2008 Plan expires, lapses or otherwise terminates for any reason without having been exercised or settled in full, or if shares subject to forfeiture upon failure to vest at termination are so forfeited, any such shares will again become available for issuance under the 2008 Plan in such amount as the number of shares by which the total available shares was originally reduced at the time of grant or issuance, as described above. Shares will be treated as having been issued under the 2008 Plan to the extent such shares are withheld in satisfaction of tax withholding obligations or the payment of the Award’s exercise price. Shares that are unissued upon the settlement of stock appreciation rights and shares acquired by us on the open market using cash proceeds of option exercises will not be added to the Reserved Shares.

Administration.    The 2008 Plan is administered by the Compensation Committee or, in the discretion of the Board, another subcommittee of the Board, which must consist of at least two members of the Board. Each member of the Compensation Committee must be (1) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (2) an “outside director” within the meaning of Section 162(m) of the Code.

Under the 2008 Plan, the Compensation Committee has authority to: (a) select the persons to whom Awards shall be granted, (b) determine the number of, value and the terms and conditions of Awards granted to each such person, and the period within which each Option or Other Right may be exercised, and (c) interpret the 2008 Plan and prescribe rules and regulations for the administration thereof.

Stock Options.    The Compensation Committee may grant Awards to Participants in the form of Options. With regard to each Option, the Compensation Committee will determine the number of shares of Common Stock subject to the Option, the exercise price of the Option, the manner and time of exercise of the Option and whether the Option is intended to qualify as an incentive stock option, or ISO, within the meaning of Section 422 of the Code. Options that are not intended to qualify as ISOs are referred to as non-qualified stock options, or NSOs. The exercise price of each Option may not be less than the fair market value of the Common Stock on the date the Option is granted; provided, however, that in the case of an ISO grant to an employee who owns (or is considered to own under Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of our subsidiaries, the exercise price shall be at least 110% of the fair market value of the Common Stock on the date the ISO is granted.

The duration of Options granted under the 2008 Plan may be specified pursuant to each respective stock option agreement, but in no event may any Option be exercisable before one year (except upon a change of control) or after seven years from the date of grant. In the case of an ISO grant to an employee who owns (or is considered to own under Section 424(d) of the Code) stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, any ISO shall be exercisable no later than the expiration of five years from its date of grant.

The exercise price of an Option may be paid in cash or, with the consent of the Compensation Committee, by delivery of shares of Common Stock owned by the Participant for at least six months, or by means of a “cashless exercise” procedure. In a cashless exercise, a broker either (1) transmits the exercise price to us in cash against the Participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates (or by means of electronic book entry) for at least that number of Reserved Shares having an aggregate fair market value equal to the exercise price or (2) agrees to pay the exercise price to us in cash upon its receipt of stock certificates.

Stock Appreciation Rights.    Among the Other Rights available under the 2008 Plan are Stock Appreciation Rights, or SARs. The Compensation Committee may grant SARs to Participants in such number of Reserved Shares and on such terms and conditions as it may determine. SARs may be granted separately or in connection with ISOs or NSOs. Upon exercise of a SAR, the holder is entitled to receive payment equal to the excess of the fair market value, on the date of exercise, of the number of Reserved Shares for which the SAR is exercised, less the exercise price for such Reserved Shares under a related Option, or if there is no related Option, over an amount per share stated in the written agreement setting forth the terms and conditions of the SAR. Payment may be made in cash or other property, including Common Stock, in accordance with the provisions of a SAR agreement. Upon the exercise of a SAR related to an Option, the Option shall terminate as to the number of Reserved Shares for which the SAR is exercised.

Restricted Stock Units.    Also among the Other Rights available under the 2008 Plan are Restricted Stock Units, or RSUs. The Compensation Committee may grant RSUs to Participants on such terms and conditions as it may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. However, except in the case of termination of employment, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. RSUs entitle Participants to receive shares of Common Stock, subject to the terms and conditions of the award as established by the Compensation Committee and set forth in a restricted stock unit agreement.

Stock Grants.    The Compensation Committee may grant or award shares of Common Stock, with or without restrictions as determined in its discretion and subject to terms and conditions so determined by it, including conditions that may require the holder to forfeit the Common Stock in the event that the holder ceases to provide services to the Company or a subsidiary before a stated time. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified vesting period. However, except in the case of termination of employment, death, disability or a change of control, in the event these awards granted to employees have a performance-based goal, the restriction period will be at least one year, and in the event these awards granted to employees have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. Unlike holders of Options and SARs, a holder of Common Stock, including a grant subject to restrictions, has the rights of a shareholder of the Company to vote and to receive payment of dividends on the Common Stock, unless the Compensation Committee specifies to the contrary in the restricted stock agreement setting forth the terms on which the Common Stock is granted.

Cash Bonuses.    The Compensation Committee may grant cash bonuses under the 2008 Plan that are payable only upon the achievement of certain performance goals (as summarized above).

U.S. Tax Consequences

The following description of the federal income tax consequences of Options and Other Rights is general and does not purport to be complete.

Tax Treatment of Options.    A Participant realizes no taxable income when an NSO is granted. Instead, the difference between the fair market value of the Common Stock subject to the NSO and the exercise price paid is taxed as ordinary compensation income when the NSO is exercised. The difference is measured and taxed as of the date of exercise if the Common Stock is not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates, in other cases. A Participant may elect to be taxed on the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Gain on the subsequent sale of the

Common Stock is taxed as capital gain. We receive no tax deduction on the grant of a NSO, but are entitled to a tax deduction when the Participant recognizes taxable income on or after exercise of the NSO, in the same amount as the income recognized by the Participant.

Generally, a Participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a Participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the fair market value of the Common Stock subject to the ISO over the exercise price. Provided that the shares of Common Stock are held for at least one year after the date of exercise of the related ISO and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the Participant will be taxed as if the Participant had then received ordinary compensation income in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise of the ISO (or, if less, the sales price) and the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but are entitled to a tax deduction if the Participant recognizes taxable income on account of a premature disposition of ISO stock, in the same amount and at the same time as the Participant’s recognition of income.

Tax Treatment of SARs.    A Participant incurs no income upon the grant of an SAR, but upon its exercise realizes ordinary compensation income in an amount equal to the cash or shares of Common Stock that he or she receives at that time. If the Participant receives shares of Common Stock upon exercise of the SAR, the Participant incurs income equal to the fair market value of the Common Stock received (or, if the Common Stock is subject to a substantial risk of forfeiture at the exercise date, at the date or dates on which the risk expires), which is determined based on the difference between the base amount set forth in the SAR agreement and the fair market value of the Common Stock at the exercise date. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the recipient of the SAR.

Tax Treatment of Stock Grants.    A Participant who receives a grant of Common Stock without restriction will recognize ordinary compensation income at the time the Award is received. A Participant who receives a grant of Restricted Stock generally will not recognize taxable income at the time the Award is received, but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of income will be equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount (if any) paid by the holder for the Restricted Stock. Alternatively, a recipient of Restricted Stock may elect to be taxed at the time of grant on the excess of the fair market value of the Restricted Stock over the amount (if any) paid by the recipient for the Restricted Stock, notwithstanding the restrictions on the Common Stock. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the recipient of the Restricted Stock.

Tax Treatment of RSUs.    A Participant who receives a grant of a RSU generally will not recognize taxable income at the time the RSU is granted. This is because the recipient of the award does not receive any shares of our Common Stock when the RSU is granted, but rather will customarily receive Common Stock shortly after the corresponding portion of the RSU vests. At that time, the Participant will recognize ordinary income equal to the fair market value of the Common Stock received less the price paid, if any, and we will be required to withhold income and employment taxes.

Section 162(m).    Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to our principal executive officer, or PEO, and the three other most highly compensated executive officers, but not including our principal financial officer, or PFO, to the extent that this compensation is not “performance-based” within the meaning of Section 162(m). The 2008 Plan is structured to allow grants to qualify as “performance-based” compensation.

Parachute Payments.    Under certain circumstances, accelerated vesting or the cash out of Options or Other Rights in connection with a Change in Control (as defined below) of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, a Participant may be subject to a 20% excise tax and we may be denied an income tax deduction.

Section 409A.    Awards granted under the 2008 Plan are intended to satisfy the requirements of Section 409A of the Code and regulations that may be adopted thereunder from time to time.

Effect of Certain Corporate Transactions.    If unexercised Options or Other Rights remain outstanding under the 2008 Plan at the time we merge or consolidate with one or more corporations (whether or not we are the surviving corporation), or if we liquidate, sell or otherwise dispose of substantially all of our assets to another entity, or upon a Change in Control (we refer to any of these events hereafter as a Transaction), then, except as otherwise specifically provided to the contrary in any applicable agreement, the Compensation Committee, in its discretion, may amend the terms of all outstanding Options and Other Rights so that either: (a) the Participants shall be given an opportunity to exercise all outstanding Options and Other Rights according to their terms during the period of twenty days ending on the day preceding the effective date of the Transaction, and any Options and Other Rights that are still outstanding and unexercised as of the effective date of the Transaction shall be cancelled, (b) after the effective date of the Transaction, each Participant shall be entitled, upon exercise of an Option or Other Right, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which such person would have been entitled pursuant to the terms of the Transaction as the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised, or shall be entitled to receive from the successor entity a new stock grant, stock option or stock appreciation right of comparable value or (c) all outstanding Options and Other Rights shall be cancelled as of the effective date of the Transaction and the Participant shall receive cash or other consideration with a value equal to the value of the shares of Common Stock the Participant would have received had the Option or Other Right then been exercised (to the extent exercisable). If the Compensation Committee adopts the course of action described in clause (a) of the preceding sentence, it may, in its sole discretion, accelerate the vesting of an Option or Other Right that is not immediately exercisable.

A “Change in Control” shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to any employee benefit plan maintained by the Company becomes the beneficial owner of 50% or more of the outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter, individuals other than (1) those individuals comprising our entire Board at the time of such event or (2) individuals whose election, or nomination for election by our shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the time of the event, become a majority of the Board.

Amendments to Plan.    The Board may modify, revise or terminate the 2008 Plan at any time and from time to time. However, approval of the shareholders is required with respect to any amendment to increase the aggregate number of Reserved Shares covered by the 2008 Plan or the aggregate number of shares which may be issued to any single person, change the class of employees or other persons eligible to receive Options or Other Rights or make any other change that requires shareholder approval under applicable law.

New Plan Benefits.    We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the 2008 Plan, as amended. Accordingly, in lieu of providing information regarding benefits that will be received under the 2008 Plan, the following table sets forth information with respect to all grants made in 2011 under the 2008 Plan to each of our Named Executive Officers, non-employee directors, our current executive officers as a group, and all employees (excluding our current executive officers and Named Executive Officers).

GRANTS UNDER 2008 PLAN

Name and Principal Position	Number of Stock Options	Number of Shares of Restricted Stock
Randy L. Ortiz
Chief Executive Officer and President	151,515	61,538
Richard T. Riley
Executive Chairman and former Chief Executive Officer and President	135,952	77,990
Donald R. Peck
Executive Vice President and Chief Financial Officer	136,364	50,562
Timothy P. O’Connor
Former Executive Vice President and Chief Financial Officer	45,317	25,997
Paul J. Weichselbaum
Former Executive Vice President of Business Management	56,647	32,495
Thomas M. Camp
Senior Vice President and General Manager (International)	18,882	10,832
Steven G. Schlerf
Senior Vice President, Order Fulfillment	0	30,329
Kevin M. Mullins
Senior Vice President and General Manager (U.S. Automotive)	18,882	10,832
John R. Barrett
Former Interim Chief Financial Officer	2,500	1,000
All current executive officers as a group	469,595	258,131
All current directors who are not executive officers, as a group	0	111,934
All employees, including all current officers who are not executive officers, as a group	116,720	56,461

Required Vote

The approval of a majority of the votes cast is required to approve the amendment and restatement of the Company’s 2008 Stock Incentive Plan.

The Board recommends a vote FOR the proposal to amend and restate the Company’s 2008 Stock Incentive Plan.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of KPMG LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. KPMG has served as the Company’s independent registered public accounting firm since March 30, 2010.

Although shareholder approval is not legally required, the Audit Committee has voted to recommend that the shareholders ratify the appointment of KPMG as our independent registered public accounting firm for 2012. In the event the shareholders do not ratify the appointment, the Audit Committee will consider other accounting firms but we anticipate that no change in our independent registered public accounting firm would be made for 2012 due to the difficulty of making any change so long after the beginning of the current year. However, any such vote would be considered in connection with the appointment of our independent registered public accounting firm for 2013. A representative of KPMG plans to be present at the Meeting, will have the opportunity to make a statement and is expected to be available to respond to questions.

Required Vote

The approval of a majority of the votes properly cast is required to ratify the appointment of KPMG as our independent registered public accounting firm.

The Board recommends a vote FOR the proposal to ratify the appointment of KPMG as the independent registered public accounting firm of the Company for 2012.

PROPOSAL NO. 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (2010) and related rules of the SEC, we have included in this proxy statement a non-binding shareholder vote on our executive compensation as described below (commonly referred to as “Say-on-Pay”).

The Company seeks your advisory vote on our executive compensation programs. The Company asks that you support the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis section (pages 20 to 30) and the accompanying tables contained in this proxy statement. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company strives to align executive compensation with shareholder value. The principal elements of our executive compensation program include: (a) base salary; (b) incentive cash compensation; (c) long-term incentive equity compensation; (d) deferred compensation, including the Company’s 401(k) retirement plan and Nonqualified Deferred Compensation Plan; and (e) limited benefits and perquisites.

It is the Company’s philosophy, when determining annual base salary and cash incentive compensation, to target the median of our peer group, while targeting approximately the 75th percentile of our peer group, to the extent economically feasible, when determining long-term equity grants. The Company generally does not utilize perquisites or other benefits for executive officers that are not available to all Company employees. We believe our compensation program is strongly aligned with the interests of our shareholders and sound corporate governance principles. We urge you to read the Compensation Discussion and Analysis and compensation tables and narrative discussion in this proxy statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, both the Compensation Committee and the full Board will evaluate whether any actions are necessary to address the concerns of shareholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Required Vote

The affirmative vote of a majority of the votes properly cast either in person or by proxy is required to approve this Proposal No. 4. However, as an advisory vote, the vote on Proposal No. 4 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by shareholders, and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

The Board recommends a vote FOR the proposal to approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as set forth in this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Purpose of Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides comprehensive information about the 2011 compensation for the following executive officers (who we refer to as our Named Executive Officers):

•	Randy L. Ortiz, President and Chief Executive Officer

•	Richard T. Riley, Executive Chairman and former President and Chief Executive Officer

•	Donald R. Peck, Executive Vice President and Chief Financial Officer

•	Timothy P. O’Connor, former Executive Vice President and Chief Financial Officer

•	Paul J. Weichselbaum, former Executive Vice President of Business Management

•	Thomas Camp, Senior Vice President and General Manager (International)

•	Steven G. Schlerf, Senior Vice President, Order Fulfillment

•	Kevin M. Mullins, Senior Vice President and General Manager (U.S. Automotive)

•	John R. Barrett, Former Interim Chief Financial Officer

Mr. Riley, our Executive Chairman and former President and Chief Executive Officer, served as our principal executive officer (PEO) until November 1, 2011. Mr. Ortiz served as our PEO from November 2011 through the end of the year. Mr. O’Connor served as our principal financial officer (PFO) until his resignation on June 15, 2011. In October 2011, Mr. Peck was named Executive Vice President and Chief Financial Officer (PFO) and Principal Accounting Officer. During the interim period between Mr. O’Connor’s resignation and Mr. Peck’s appointment, Mr. Barrett served as our Interim Chief Financial Officer and PFO. In September 2011, Paul J. Weichselbaum departed from the Company.

Executive Compensation Philosophy

To ensure our long-term success, it is critical that our business be managed by motivated, experienced and capable individuals with the skills and dedication to oversee our global organization and the vision to anticipate and prepare for future market developments. It is also important for us to develop our leaders and to ensure an appropriate depth of executive talent. In order to achieve these objectives, the Compensation Committee establishes our compensation philosophy and determines the forms of compensation and benefits for all employees, including our executive officers.

The Compensation Committee structures our compensation programs to achieve the following objectives:

•

Motivate individuals to perform at their highest levels and pay for performance by rewarding achievements that further our business strategy by linking a significant portion of each executive’s total compensation to actual performance;

•	Continue to retain and engage exceptionally talented individuals;

•

Align executive compensation with the achievement of Company, department or business unit and individual goals, on both a short-term and long-term basis to drive sustainable long-term performance and shareholder value;

•

Provide that a significant portion of the executive officers’ total direct compensation be based upon actual achievement, without encouraging unnecessary risk-taking, so that executive officers will not receive value from such compensation unless balanced performance goals are achieved over a specified time period or our stock price appreciates; and

•	Offer compensation packages competitive with those paid by companies in our peer group and other comparable companies.

It is the Company’s philosophy, when determining annual base salary and cash incentive compensation, to target the median of our peer group, while targeting approximately the 75th percentile of our peer group, to the extent economically feasible, when determining long-term equity grants. The Compensation Committee generally does not utilize perquisites or other benefits for executive officers that are not available to all Company employees. The Compensation Committee periodically uses an independent compensation consultant to evaluate the market and our practices and utilized such a consultant in 2006, 2007 and 2008.

2011 Executive Compensation Decisions

Our executive compensation program is designed and implemented to align the interests of our executive officers with those of our shareholders by tying a significant portion of our executive officers’ compensation to our actual performance. Due to the Company’s performance and prevailing economic conditions, combined with the salary freeze in 2009 and 2010, the Compensation Committee awarded merit increases in base salary to employees in 2011, including our executive officers. The Compensation Committee, however, decided to continue the suspension of the Company match for its Nonqualified Deferred Compensation Plan contributions for eligible employees. The Compensation Committee also continued to tie a significant portion of the compensation of our executive officers to the performance of our company through the Annual Incentive Plan, as well as long-term equity grants intended to drive long-term Company performance and to retain executives through long-term vesting periods.

In evaluating our 2011 executive compensation program, the Compensation Committee also considered the shareholder advisory (“Say-on-Pay”) vote on our executive compensation for fiscal year 2010, which was approved by approximately 78% of the votes cast. Based on the results of the vote, the Compensation Committee did not take any specific actions; however, the Compensation Committee regularly reviews the compensation programs for our executive officers to ensure that they achieve the desired goal of aligning our executive compensation structure with our shareholders’ interests. We will hold a Say-on-Pay vote on an annual basis until the next required advisory vote on the frequency of shareholder votes occurs or until the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of shareholders. The next required advisory vote on the frequency of Say-on-Pay votes will occur no later than 2017.

Process for Determining Executive Compensation

Role of the Committee.    Each year, the Compensation Committee conducts a full review of our executive compensation program in light of Company performance, competitive market and economic trends, as well as corporate governance trends. In 2011, the Compensation Committee’s process to determine executive compensation consisted of three main elements: (a) reviewing a summary, for each executive officer, of all components of executive compensation prepared by our human resources department; (b) benchmarking against our peer group and a broader group based upon the Company’s industry and size; and (c) soliciting information from and about the performance of each of our executive officers and the Company against targets established in advance by the Compensation Committee. Based on this review, the Compensation Committee approves the compensation of our executive officers.

Summary of Current Executive Compensation.    Our human resources department prepared a summary of executive compensation for the Compensation Committee, which identified all components of each executive officer’s total compensation for the prior two years, including:

•	salary and cash incentive compensation;

•	grant sizes and Black-Scholes value for stock options issued; and

•	grant sizes and grant values of restricted stock issued (time-based and performance-based vesting).

The Compensation Committee also reviewed the actual benefit received by executive officers related to the long-term incentive grants awarded in the prior two years. The Compensation Committee used the executive compensation summary to: (a) fully understand the aggregate value of compensation and benefits for each executive officer to determine competitiveness; and (b) quantify the percentage of executive compensation paid in the form of annual incentives and long-term equity compensation to ensure an appropriate portion of compensation is performance-based, so as to create incentives for above-target performance and consequences for below-target performance. The Compensation Committee’s review of this summary assists in the identification of changes that should be made to the total mix of compensation in light of affordability to ensure that a significant amount of executive officers’ compensation is tied to performance.

Benchmarking/Peer Group Review.    In 2008, the Compensation Committee, with the assistance of Dolmat-Connell Associates, an independent compensation consultant, established our peer group based upon the following primary selection criteria: (a) public, U.S. based companies with products and/or in an industry similar to the Company; (b) companies with annual revenue between $100 million and $450 million; and (c) companies with market capitalization between approximately $40 million and $650 million. The peer group was further refined based on input from the Compensation Committee and management as to which businesses were most comparable to the Company. Based upon recent adverse economic conditions, and the fact that the Company has maintained executive compensation substantially similar to that of 2008, the Company has, without assistance of an independent compensation consultant, maintained the 2008 peer group listing to the extent public information is available on the peer group companies. However, the Company did not update the peer group for 2011. For prior benchmarking purposes, the peer group was comprised of the following 13 companies:

Applied Signal Technology	iRobot Corp.
ArgonST, Inc.	Protection One, Inc.
Audiovox Corporation	Sparton Corp.
CalAmp Corp.	STRATTEC Security Corporation
EF Johnson Technologies Inc.	TiVo, Inc.
EMS Technologies, Inc.	Universal Electronics Inc.
Herley Industries, Inc.

The Compensation Committee utilized the peer group data for reference purposes and did not strictly adhere to formulas or rigidly set the compensation of our executive officers based on peer group information. In determining the appropriate target total compensation for each executive, the Compensation Committee reviews each individual separately and considers a variety of factors, including the executive’s experience, unique contribution or value to the Company, Company performance and recent individual performance.

It is the Company’s philosophy, when determining annual base salary and cash incentive compensation, to target the median of our peer group, while targeting approximately the 75th percentile of our peer group, to the extent economically feasible, when determining long-term equity grants.

Role of Independent Consultant.    Historically, the Compensation Committee has considered analysis and advice from an independent compensation consultant when making compensation decisions regarding our executive officers. The Compensation Committee directly retained Dolmat-Connell Associates in 2006, 2007 and 2008. In 2008, Dolmat-Connell Associates performed a review of our executive compensation program, which included an analysis of base salary, target total cash compensation, actual total cash compensation, long-term incentive compensation (including stock options, restricted stock and performance-based restricted stock), target total direct compensation and actual total direct compensation, all in comparison to our peer group companies. As a result of the robustness of this comprehensive review in 2008, combined with the state of the automotive industry and the overall economic environment, the Compensation Committee decided not to retain an independent compensation consultant for fiscal year 2011. Rather, our human resources department utilized an executive compensation suite of services to compile executive compensation data which included a comparison of composite data of our peer group companies. The results of this analysis were taken into consideration in arriving at the compensation decisions implemented by the Compensation Committee for 2011. The Compensation Committee intends to undertake a formal executive compensation study in 2012 for consideration in connection with future compensation decisions.

Elements of Executive Compensation

The principal elements of our executive compensation program include: (a) base salary; (b) incentive cash compensation; (c) long-term incentive stock compensation; (d) deferred compensation; and (e) benefits and perquisites.

1.  Base Salary

Base salary is intended to compensate executive officers at a level which is appropriate for an executive in his or her position, consistent with the officer’s experience, capabilities and actual performance and in an amount that is competitive with the level of compensation paid by companies of similar size, complexity, revenue and growth potential. The Compensation Committee annually reviews base salary information and targets base salaries of our Named Executive Officers at the median of our peer group. In addition, executive officer salaries are reviewed relative to internal positions to ensure equity and alignment of our base salaries within the Company. In 2011, our executive officers were eligible for minimal merit increases in their base salaries consistent with other employees in our company following the lifting of the salary freeze that was in place for 2009 and 2010.

As a result, Mr. O’Connor received a merit increase in salary from $285,000 to $300,000, effective April 1, 2011. Mr. Weichselbaum received an increase in salary from $325,000 to $340,000 as a result of his increased leadership responsibilities. Mr. Camp received a merit increase in salary from $231,500 to $236,000. Mr. Schlerf received an increase in salary from $220,000 to $240,000 as a result of increased responsibilities for the Engineering team. In addition, Mr. Barrett received a temporary increase in his salary of approximately 28% from June 1 until November 21, 2011, during which period he served as Interim Chief Financial Officer. After that period, his salary was adjusted back to the prior level set for 2011, which had included a 4.5% merit increase. Neither Mr. Riley, whose salary was reset in May 2010 as a result of the resumption of his duties as Chairman, President and Chief Executive Officer, nor Mr. Mullins received increases in base salary in 2011. Mr. Riley’s base salary remained at this level through February 10, 2012, and thereafter was reduced to 60% of its current level through his retirement date of May 17, 2012.

The base salaries for Mr. Ortiz, our new Chief Executive Officer, and Mr. Peck, our new Chief Financial Officer, were determined based on the review of independent benchmarking for such positions, their respective experience and compensation histories, and our current salary structure.

2.  Incentive Cash Compensation

Annual Incentive Plan.    Incentive cash compensation under our Annual Incentive Plan is intended to encourage and reward short-term performance and is determined based on an assessment of performance against targets approved in advance by the Compensation Committee. Payouts are determined based upon: (a) the Company’s (and/or an applicable business unit’s) actual performance, including financial performance measures against our corporate revenue, earnings before interest, tax, depreciation and amortization, or EBITDA, and, as applicable, a particular business unit’s revenue and EBITDA; and (b) individual performance, which includes goals relating to strategic business objectives and professional growth and development. The funding of bonuses for the Annual Incentive Plan is based on the achievement of the Company performance financial targets, and then the amount that each participant receives depends upon the achievement of his or her performance goals. Thus, the maximum actual achievement of Company financial performance targets results in a corresponding maximum potential achievement of individual performance targets.

Annual incentive cash compensation targets for executive officers in 2011 ranged from 40% to 75% of their respective base salaries and were established based on market benchmarking and internal alignment. The following table illustrates the weighting of Company financial performance versus individual performance and the measures used to determine the annual incentive cash compensation for each of our Named Executive Officers in 2011:

	Company Performance (Financial Targets)
	Corporate Revenue	Corporate EBITDA	Regional Revenue	Regional EBITDA	Individual Performance
Randy L. Ortiz(1)	45%	45%	0%	0%	10%
Richard T. Riley	45%	45%	0%	0%	10%
Donald R. Peck(1)	45%	45%	0%	0%	10%
Timothy P. O’Connor	45%	45%	0%	0%	10%
Paul J. Weichselbaum	45%	45%	0%	0%	10%
Thomas M. Camp	20%	20%	20%	20%	20%
Steven G. Schlerf	40%	40%	0%	0%	20%
Kevin M. Mullins	20%	20%	20%	20%	20%
John R. Barrett(2)	30%	30%	0%	0%	40%

(1)	In connection with the commencement of their employment with the Company in the Fall of 2011, we agreed that Mr. Ortiz’s bonus for 2011 would be guaranteed at $100,000 and that Mr. Peck’s bonus for 2011 would be guaranteed at $50,000.
(2)	Mr. Barrett’s targets were established prior to his assumption of the role of Interim Chief Financial Officer and were not modified as a result of this change in role.

The Compensation Committee has established Company performance goals each year based on revenue and EBITDA targets derived from the Company’s annual budget. Our executive officers, including our Named Executive Officers, participate in the development of a proposed annual budget that is presented to the Board. The Board ultimately approves a finalized budget based upon executive management’s input. We believe that splitting the Company performance measures provides emphasis on both current profitability and annual revenue growth. These measures reflect our focus on our cash position and driving shareholder value, and are directly influenced by management’s actions. In addition, these performance metrics more closely track how management and the Company’s lenders measure the Company’s performance. Each year, the Compensation Committee monitors and revises its compensation practices to ensure they are reasonable and appropriate in light of the changing economic environment, trends in our industry and other factors affecting employee and Company performance.

The pre-established revenue and EBITDA targets for 2011 were as follows:

•	Corporate: Revenue target of $157,152,000 and EBITDA target of $15,272,000.

•

Regional: For North America (which applied to Mr. Mullins), revenue target of $106,747,000 and EBITDA target of $20,108,000, and for international (which applied to Mr. Camp), revenue target of $50,405,000 and EBITDA target of $24,459,000.

Each year, the possible payout to executive officers resulting from Company performance ranges from a minimum of 0% to a maximum of 145% of target, while the possible payout relating to satisfaction of individual goals ranges from 0% to 100%. It is intended that high levels of achievement will provide executives with slightly above average levels of current compensation based on comparability studies, and that lower levels of achievement will provide executives with below average levels of current compensation. In determining the actual payments under the Annual Incentive Plan, the Compensation Committee applies a formula based upon the actual target bonus with percentage increases and decreases based upon the relationship between our actual performance and our targeted performance. No annual cash incentive compensation is paid pursuant to a particular Company performance goal if achievement of that specific goal falls below 70% attainment. There are incremental increases in payout for each incremental percent of achievement above the 70% threshold with respect to each applicable Company performance target. Upon achievement of the 70% threshold, 30% of the target cash incentive will be paid; at 100% achievement, the full target cash incentive will be paid; and at 115% or greater achievement, 145% of the target cash incentive will be paid, which represents the maximum possible payout.

The Compensation Committee believes the goals it sets are challenging, but achievable, under normal business conditions, and the Compensation Committee attempts to set the targets such that the relative difficulty of achieving the target level is consistent from year to year. These targets typically exclude the effects of pre-defined extraordinary or unusual events, changes in accounting principles or regulatory changes. If one of the pre-defined conditions occurs, the Compensation Committee will consider retroactive adjustments to the targets to take into account any such developments. The percentage of goal achievement over the past five years has ranged from approximately 19% to 93% of the participant’s target opportunity, but actual bonus payout to executive officers has ranged from 0% to 93%. This is a result of the Compensation Committee’s exercise of its negative discretion for the 2010 payout of potential 2009 bonuses.

Satisfaction of the individual performance targets are determined based upon the achievement of strategic individual goals established at the beginning of each year by the Compensation Committee. By their nature, not all of these goals are formulaic or subject to objective measurement.

The Compensation Committee retains negative discretion with respect to payments under the Annual Incentive Plan, which permits the Compensation Committee to lower, but not to increase, the actual payouts under the plan. The Compensation Committee discharges its responsibilities based upon macroeconomic conditions, overall performance within the automotive industry, management recommendations and Company performance.

Annual cash incentive compensation payments, if any, are made in the first quarter of the next year upon conclusion of the performance review process. Historically, they have occurred on a date set in advance by the Compensation Committee which has been no earlier than the third business day after the press release reporting financial results for the previous fiscal year, or the Earnings Release, but not later than March 15th.

For 2011, the Compensation Committee determined that both the corporate revenue and EBITDA targets had been achieved at the minimum threshold level, following an adjustment to EBITDA to exclude accruals related to loss contingencies for certain litigation. The Compensation Committee determined that the Company had attained 89.6% of the corporate revenue target, which resulted in a payout of 77.0% with respect to that component, and 70.9% of the corporate EBITDA target, which resulted in a payout of 30.0% with respect to that component. With respect to the North America financial performance targets, the Company attained 92.7% of the North America revenue target, which resulted in a payout of 84.0% with respect to that component, and 93.0% of the North America EBITDA target, which resulted in a payout of 86.0% with respect to that component. Finally, with respect to the international financial performance targets, the Company attained 83.1% of the international revenue target, which resulted in a payout of 59.0% with respect to that component, and 73.5% of the international EBITDA target, which resulted in a payout of 36.0% with respect to that component.

Retention Bonuses.    In certain circumstances, the Compensation Committee believes that it is appropriate to provide one-time retention bonuses to key members of management. In 2010, Mr. Riley resumed his duties as Chairman, President and Chief Executive Officer. In connection with such resumption of duties, the Compensation Committee awarded Mr. Riley a retention bonus in the amount of $225,000 that was payable if Mr. Riley remained with the Company through May 2011. In addition, Mr. Barrett, who assumed the duties of

Interim Chief Financial Officer in 2011 following Mr. O’Connor’s departure from the Company and prior to Mr. Peck’s appointment, was awarded a retention bonus in the amount of $150,000. This retention bonus, which was approved by the Compensation Committee on May 19, 2011, was subject to the following payment schedule: (a) 40% of such bonus, or $60,000, was payable six months from the approval date; and (b) the remaining 60% of such bonus, or $90,000, is payable on the first anniversary of the approval date, subject to Mr. Barrett remaining employed by the Company as of such date.

3.  Long-Term Incentive Stock Compensation

Our long-term incentive stock compensation awards are intended to drive long-term Company performance, align the interests of executives with those of our shareholders and retain executives through long-term vesting of equity awards. We rely heavily on long-term equity awards that vest over time because the Compensation Committee believes that such awards are appropriate in attracting and retaining high quality executives and promoting their long-term commitment to the Company. Executive officers’ long-term incentives typically consist of: (a) performance-based restricted stock; (b) time-based restricted stock; and (c) stock options.

The Compensation Committee generally targets long-term incentive compensation at approximately the 75th percentile of our peer group, to the extent economically feasible, and only provides such compensation if the actual performance targets are met. In this way, a significant portion of executive compensation is based on actual performance. Due to the Company’s performance and prevailing economic conditions, in 2011 long-term incentive awards were granted at approximately the 50th percentile compared to our peer group, assuming that the equity granting policies of the peer group companies had not materially changed since the prior year. In 2011, equity awards were issued to executive officers based on the value at the time of grant and generally consisted of approximately 50% stock options, 30% time-based restricted stock, and 20% performance-based restricted stock. Given the commencement of their employment in the Fall of 2011, Mr. Ortiz and Mr. Peck did not participate in the 2011 annual grants, and Mr. Schlerf received only a time-based restricted stock award in 2011 for retention purposes.

Performance-based Restricted Stock.    Performance-based restricted stock awards are used to motivate executives to achieve key business priorities and objectives and to align executive officers’ interests with longer-term shareholders’ interests because such stock has no value to the executive officer unless we achieve a pre-established defined financial target generally measured over an aggregate two year period.

Executive officers are generally eligible for performance-based restricted stock awards that vest if our financial performance meets pre-defined, EBITDA targets for a two-year performance period. The EBITDA targets are approved in advance by the Compensation Committee. These performance-based restricted stock awards are forfeited, in whole or in part, unless the Company achieves a pre-established EBITDA target over a two-year period. If the Company’s actual performance exceeded the EBITDA target, the restricted stock agreements provide for an issuance of additional, unrestricted shares in an amount proportionate to the achievement of EBITDA in excess of the target. We believe that a two-year EBITDA target appropriately reflects the proper balance between both short and long-term performance, as it is directly influenced by management’s actions and this performance metric more closely tracks how management and the Company’s lenders measure the Company’s performance.

In recent years, due to the continuing uncertainty in the automotive industry and the difficulty and variability in trying to establish meaningful performance targets two years in advance, the Compensation Committee determined that it would not issue performance-based restricted stock to executive officers; however, the Compensation Committee returned to its practice of granting such performance-based awards in 2011. In February 2011, the Compensation Committee issued restricted stock awards to certain of the Named Executive Officers with vesting based on the achievement of EBITDA targets for a two-year performance period. The EBITDA performance target for 2011, which was based on the Company’s budget, was $15,272,000. The EBITDA performance target for 2012 will be based on the Company’s budget for that year. Upon achievement of the 70% threshold, 30% of the shares awarded will be earned, and if the highest level of performance is achieved, the maximum number of shares earned would be 145% of the shares awarded. EBITDA for 2011 was at the 70% floor for the target and, thus, at 30% attainment. The two-year average of 2011 and 2012 performance will determine the actual number of performance shares achieved.

Name	Performance Shares Granted
Richard T. Riley	31,196
Timothy P. O’Connor	10,399
Paul J. Weichselbaum	12,998
Thomas M. Camp	4,333
Kevin M. Mullins	4,333

Because of Mr. Riley’s planned retirement from the Company on May 17, 2012, his performance-based restricted stock award was subject to a one-year performance period based on the EBITDA performance target for 2011. Thirty percent (30%) of his award, or 9,358 shares, vested as EBITDA for 2011 was at the 70% floor for the target.

Time-based Restricted Stock.    Executive officers are eligible for time-based restricted stock awards on an annual basis, thus effectively tying a portion of compensation to the individual’s continued employment and the performance of our Common Stock over the vesting period. These time-based restricted stock awards are used as a retention tool. Such awards typically vest over a three-year cliff vesting period and the Compensation Committee believes that three-year cliff vesting promotes a longer term perspective and enhances retention of key management. Such awards only provide value if the executive officer remains employed until they vest, and then the value to the executive officer depends upon the value of the Company’s stock. In February 2011, the Named Executive Officers received the following grants of time-based restricted stock:

Name	Time-Based Shares Granted
Richard T. Riley	46,794
Timothy P. O’Connor	15,598
Paul J. Weichselbaum	19,497
Thomas M. Camp	6,499
Steven G. Schlerf	30,329
Kevin M. Mullins	6,499
John R. Barrett	1,000

Also, in connection with the commencement of their employment with the Company in the Fall of 2011, Mr. Ortiz received a time-based restricted stock award with a value of $200,000 (61,538 shares), and Mr. Peck received a time-based restricted stock award with a value of $180,000 (50,562 shares). Each of these awards will vest 100% on the third anniversary of the date of grant.

Stock Options.    Stock options are used to encourage executive stock ownership and to align our executive officers’ interests with those of our shareholders as stock options have no intrinsic value and only generate value when shareholders benefit from an increase in stock price. The number of stock options granted to executive officers is based on a target economic value. Under the 2008 Plan, stock options are granted with an exercise price equal to the closing price of our Common Stock on the date of grant and vest over a period of not less than one year. In determining the number of stock options versus shares of restricted stock to be granted to executive officers, the Compensation Committee has determined that the Black-Scholes value of one and one-half options is the approximate equivalent of one share of restricted stock.

Executive officers are eligible for annual grants of stock options that generally vest in equal annual installments over three or four years (beginning on the first anniversary of the grant date) and expire seven years from the date of grant. In February 2011, the Named Executive Officers received the following stock option grants:

Name	Number of Option Shares
Richard T. Riley	135,952
Timothy P. O’Connor	45,317
Paul J. Weichselbaum	56,647
Thomas M. Camp	18,882
Kevin Mullins	18,882
John R. Barrett	2,500

Also, in connection with the commencement of their employment with the Company in the Fall of 2011, Mr. Ortiz received options to purchase 151,515 shares of Common Stock, and Mr. Peck received options to purchase 136,364 shares of Common Stock. Each of these option awards vests in three equal annual installments.

4.  Deferred Compensation

Our Named Executive Officers and certain other key employees may participate in our Nonqualified Deferred Compensation Plan, which is designed to allow deferral of up to 50% of their salary and 100% of their cash incentive compensation each year. Until March 2009, the Company matched 100% of the participants’ contributions up to a maximum of 6% of total cash compensation for executives with more than five years of service and 50% of contributions up to a maximum of 6% for employees with fewer than five years of service. In March 2009, the Board suspended matching contributions. The Company’s matching contributions are discretionary and the Company did not make matching contributions in 2011 and currently does not intend to match contributions in 2012. The Company does not pay guaranteed, above-market or preferential earnings on deferred compensation. Earnings on participants’ accounts are determined by investments selected by participants. The amounts deferred are unfunded and unsecured obligations of the Company, receive no preferential standing and are subject to the claims of the Company’s creditors. Contributions, earnings and total account balances as of the end of the fiscal year are shown for the Named Executive Officers in the Nonqualified Deferred Compensation Table on page 39 of this proxy statement. The details of the deferred compensation plan are discussed following the Nonqualified Deferred Compensation Table. Except for the 401(k) and deferred compensation plans, we have no pension or retirement plan available to our employees, including our executive officers.

5.  Benefits and Perquisites

The perquisites and other benefits provided to executive officers are comparable to the benefits offered to all of our employees, and in limited instances, our executive officers are offered certain perquisites not offered to other employees, to contribute to our objective of attracting and retaining top executive talent.

Benefits.    We currently pay approximately 70% of health and 50% of dental insurance premiums for all of our employees, including our executive officers. We do not have a traditional defined benefit pension or supplemental executive retirement plan arrangement. Therefore, we believe our executives plan for their retirement substantially through potential wealth accumulation from equity compensation gains. Our executive officers are also eligible to participate in our 401(k) plan, which is available to all employees, and our Nonqualified Deferred Compensation Plan, which is available to executive officers and certain key employees. Company matches under both plans were suspended in March 2009. However, the Company match under the 401(k) plan was restored for all participating employees, including executive officers, in 2011 and is expected to continue in 2012. As noted above, the suspension of the match for the Nonqualified Deferred Compensation Plan will be continued in 2012.

Executive officers may participate in our charitable contribution matching program on the same basis as all other employees, with matches up to $5,000 in the aggregate per year. Executive officers who relocate to join the Company, or relocate at our request subsequent to hiring, are supported consistent with our general relocation policies and practices.

Perquisites.    Our executive compensation program includes limited executive perquisites as we strive to make executive compensation primarily performance-based. We do not provide cars, private air travel, family travel reimbursement or other special travel benefits to executive officers. We do not maintain lodging for the benefit of executive officers or reimburse executive officers for lodging expenses, except in connection with approved business travel and Company requested relocations. We do not provide club memberships or other personal social or entertainment benefits to executive officers, nor do we reimburse executive officers for any such costs. We do not make loans or provide guarantees to executive officers.

However, since significant time and expertise is required for adequate tax, retirement and financial planning, we offer approximately $4,000 in annual financial and tax planning as a taxable benefit intended to allow executive officers to focus on the needs of the Company with fewer distractions. We also provide an executive physical examination program, which is intended to (a) encourage executives to have regular examinations and (b) minimize the risk of losing the services of our executive officers due to unforeseen significant health issues.

Thus, with the limited exceptions described above and in the Summary Compensation Table on page 31, our practice is not to provide special perquisites and benefits to our executive officers.

Change-in-Control Provisions.    Pursuant to the terms of the LoJack Corporation 2003 Stock Incentive Plan, or the 2003 Plan, and our 2008 Plan, the Compensation Committee has discretion to provide that vesting of stock options and restricted stock awards be accelerated on a change in control of the Company. The Compensation Committee has exercised this discretion with respect to non-employee director and senior management stock options, performance-based restricted stock awards and time-based restricted stock awards. Thus, upon a change in control, all such awards will immediately vest in full, as will any matching contributions in the Nonqualified Deferred Compensation Plan (which otherwise cliff vest after three years). Under both the 2003 Plan and the 2008 Plan, a change in control is deemed to occur if (a) any person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock and (b) within 24 months immediately thereafter, individuals other than individuals who constitute the entire board of directors or individuals whose election was approved by at least two-thirds of the directors then still in office, become a majority of the Company’s board of directors.

In addition, we have entered into change-in-control agreements with certain executives. These agreements are designed to ensure executive officers focus on the business during periods of uncertainty and are designed to protect such executives against the loss of their positions following a transaction that involves a change in the ownership or control of the Company, and against the loss of the anticipated benefits of our long-term incentive compensation program.

In the event of a proposal that could result in a change in control, the executive officers must focus on the best interests of our shareholders, and not be distracted by the need to mitigate or plan for the possibility that a new control group might choose to replace management or combine the business into a larger organization. Thus, the goal of the change-in-control agreements is to allow the executive officers to focus on evaluating strategic opportunities on their merits without being distracted by concerns about the impact of such events on their personal positions. In addition, the Compensation Committee believes that it is in the best interests of the Company and our shareholders to offer such agreements to our executive officers as we compete for executive talent in a highly competitive market in which comparable companies offer similar benefits to senior executives.

None of the change-in-control agreements include a tax “gross-up” provision, except for the agreement with Mr. Riley. The Compensation Committee believed that at that time, the tax gross-up provision was an appropriate method for the Company to protect Mr. Riley from the punitive effects of a 20% excise tax levied by the federal income tax laws on certain income that would be paid to Mr. Riley in such circumstances. Mr. Riley’s agreement will terminate on May 17, 2012 upon his retirement as an employee from the Company.

Retirement Arrangements. In connection with Mr. Riley’s scheduled retirement as an employee of the Company and in recognition of his commitment to the Company in both resuming his duties as President and Chief Executive Officer in May 2010 and agreeing to remain with the Company for a transitional period following Mr. Ortiz’s appointment, the Board of Directors approved: (a) the accelerated vesting of all unvested stock options and restricted shares as of his retirement date; (b) continued health insurance for a period of two years following his retirement date; and (c) reimbursement of short-term housing costs of up to $15,000.

Accounting and Tax Implications of Executive Compensation

Section 162(m) of the Code disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the principal executive officer and the three other most highly compensated executive officers, but not including our principal financial officer. Certain performance-based compensation, such as stock options issued under our 2003 Plan and the 2008 Plan, each of which is approved by our shareholders, is not subject to the deduction limit. While we have never paid compensation in excess of this limit, we periodically review the potential consequences of Section 162(m) of the Code. However, in order to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Compensation Committee currently does not have a specific policy that all compensation must be deductible.

Executive Stock Ownership Guidelines

We have a Stock Ownership Policy that requires executive officers to own and retain Common Stock of the Company, exclusive of unvested restricted stock, having a value equal to the multiple of annual base salary stated below. We believe that stock ownership focuses our executives on our long-term growth.

President and Chief Executive Officer	2 times annual base salary
Corporate Officers and Corporate level Vice Presidents	1 times annual base salary
Other Vice Presidents, including Regional Vice Presidents	1/2 times annual base salary

Compliance is measured by multiplying the number of shares owned at the close of business on March 31st of each year by the highest closing price during the preceding 12-month period. Individuals who were executive officers when the executive stock ownership policy was adopted are required to be in full compliance with the policy within five years, and are expected to make progress toward compliance in the intervening period. Executive officers hired after March 1, 2005 are expected to comply with the policy within five years after joining the Company. Executive officers may acquire the mandated equity ownership through open market purchases, exercise of stock option grants and vested restricted stock awards. Due to the continuing uncertain economic conditions and the significant fluctuations in the Company’s Common Stock price, in 2009 the Compensation Committee suspended required compliance with the Stock Ownership Policy through October 2010. In October 2010, the Compensation Committee indefinitely suspended compliance with the Stock Ownership Policy. The Compensation Committee reviewed this determination again in October 2011, and decided to maintain the suspension.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on its review of, and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board and the Board has agreed that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Harvey Rosenthal (Chairperson)
Robert L. Rewey
Gary E. Dilts
Robert J. Murray

Summary Compensation Table

The following table and footnotes present the compensation earned in the last three fiscal years by (a) all individuals who served as the Company’s principal executive officer, or PEO, or acted in a similar capacity during the fiscal year ended December 31, 2011, (b) all individuals who served as the Company’s principal financial officer, or PFO, or acted in a similar capacity during the fiscal year ended December 31, 2011, (c) the Company’s other three most highly compensated executive officers, other than the PEO and PFO, who were serving as executive officers at December 31, 2011, and (d) one former executive officer who would have been among the Company’s other most highly compensated executive officers if he had been serving in such capacity at December 31, 2011.

Richard T. Riley, our Executive Chairman and former President and Chief Executive Officer, served as our PEO until November 1, 2011. Randy L. Ortiz served as our PEO from November 2011 through the end of the year. Timothy P. O’Connor, our former Executive Vice President and Chief Financial Officer, served as our PFO until his resignation on June 15, 2011. In October 2011, Donald R. Peck was named Executive Vice President and Chief Financial Officer (PFO) and Principal Accounting Officer. During the interim period between Mr. O’Connor’s resignation and Mr. Peck’s appointment, John R. Barrett served as our Interim Chief Financial Officer and PFO. In September 2011, Paul J. Weichselbaum, our former Executive Vice President of Business Management, left the Company.

SUMMARY COMPENSATION TABLE

FOR FISCAL YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Randy L. Ortiz(4)	2011	$76,154	$100,000	(5)	$200,000	(6)	$300,000	$—	$—		$676,154
President and Chief Executive Officer
Richard T. Riley(4)	2011	$575,000	$225,000	(7)	$450,000	(8)	$450,000	$230,719	$22,850	(9)	$1,953,569
Executive Chairman and	2010	$555,274	$—		$642,338	(10)	$504,000	$79,293	$13,250		$1,794,155
Former President and Chief Executive Officer	2009	$525,192	$—		$399,984	(11)	$464,446	$—	$6,300		$1,395,922
Donald R. Peck	2011	$67,650	$50,000	(12)	$180,000	(13)	$270,000	$—	$1,500	(14)	$569,150
Executive Vice President and Chief Financial Officer
Timothy P. O’Connor	2011	$134,769	$—		$150,000	(15)	$150,000	$—	$5,206	(16)	$439,975
Former Executive Vice	2010	$285,000	$—		$153,713	(17)	$171,587	$38,760	$9,950		$659,010
President and Chief Financial Officer	2009	$250,000	$118,750	(18)	$252,464	(19)	$—	$—	$1,000		$622,214
Paul J. Weichselbaum	2011	$238,231	$—		$220,209	(20)	$187,500	$62,706	$188,794	(21)	$897,440
Former Executive Vice President of Business Management	2010	$311,193	$141,697	(22)	$79,019	(23)	$—	$—	$7,350		$539,259
Thomas M. Camp	2011	$234,892	$—		$62,500	(24)	$62,500	$60,955	$21,377	(25)	$442,224
Senior Vice President and General Manager (International)	2010	$231,500	$—		$76,800	(26)	$73,914	$59,148	$18,666		$460,028
Steven G. Schlerf	2011	$235,077	$—		$175,000	(27)	$—	$62,883	$6,625	(28)	$479,585
Senior Vice President, Order Fulfillment
Kevin M. Mullins	2011	$243,000	$—		$62,500	(29)	$62,500	$77,881	$17,354	(30)	$463,235
Senior Vice President and	2010	$243,000	$—		$110,063	(31)	$110,834	$32,501	$14,580		$510,978
General Manager (U.S. Automotive)	2009	$243,000	$—		$146,432	(32)	$91,476	$—	$4,693		$485,601
John R. Barrett	2011	$198,876	$60,000	(33)	$5,770	(34)	$8,275	$33,952	$8,250	(35)	$315,123
Former Interim Chief Financial Officer

(1)

The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards in accordance with FASB ASC Topic 718, pursuant to the 2008 Plan. Assumptions used in the calculations of these amounts are included in Notes 1 and 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

(2)	The amounts included in the “Option Awards” column reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2008 Plan. Assumptions used in the calculations of these amounts are included in Notes 1 and 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. These options are non-qualified stock options issued under the 2008 Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the grant date fair market value of the shares of Common Stock underlying the options).

(3)	The amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash awards paid to the Named Executive Officers under the applicable year’s Annual Incentive Plan.

(4)	Mr. Ortiz and Mr. Riley are also directors of the Company. However, they did not receive any fees in connection with such services and their total compensation was paid for their services as an executive officer.

(5)	Pursuant to the terms of Mr. Ortiz’ s commencement of employment with the Company, this amount represents the guaranteed payment of Mr. Ortiz’s 2011 cash bonus, paid in the first quarter of 2012.

(6)	Mr. Ortiz was issued 61,538 time-based restricted shares upon the commencement of his employment with the Company.

(7)	This amount represents the payment of a retention bonus to Mr. Riley in connection with his resumption of duties as Chairman, President and Chief Executive Officer in 2010. The retention bonus was payable if Mr. Riley remained with the Company through May 2011.

(8)	This amount reflects 31,196 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $252,001, representing 140% of target. Mr. Riley was also issued 46,794 time-based restricted shares.

(9)	This amount includes $16,500 attributable to the Company’s match of Mr. Riley’s 401(k) plan contributions, $4,000 in fees for tax and financial planning services, and $2,350 for executive physicals.

(10)	This amount reflects the grant date value of 48,075 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $302,873, representing 140% of target. All 48,075 of these shares were forfeited on February 16, 2011. Mr. Riley was also issued 100,000 shares of time-based restricted stock upon his election as Chairman and Chief Executive Officer in May 2010.

(11)	This amount represents the value at grant date of 96,150 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such award would be $559,978, representing 140% of target. On February 11, 2010, Mr. Riley forfeited the entire grant of 96,150 performance-based shares and Mr. Riley was issued 48,075 performance-based shares, which were then forfeited on February 16, 2011.

(12)	Pursuant to the terms of Mr. Peck’ s commencement of employment with the Company, this amount represents the guaranteed payment of Mr. Peck’s 2011 cash bonus, paid in the first quarter of 2012.

(13)	Mr. Peck was issued 50,562 time-based restricted shares upon the commencement of his employment with the Company.

(14)	This amount includes $1,500 attributable to the Company’s match of Mr. Peck’s 401(k) plan contributions.

(15)	This amount reflects 10,399 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $84,003, representing 140% of target. Mr. O’Connor was also issued 15,598 time-based restricted shares. All of these awards were subsequently forfeited in their entirety in June 2011.

(16)	This amount includes $5,206 attributable to the Company’s match of Mr. O’Connor’s 401(k) plan contributions.

(17)	This amount includes (a) $105,000, which represents the value at grant date of 25,000 shares of time-based restricted stock and (b) $48,713, which represents the value at grant date of 10,825 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $68,198, representing 140% of target. All 10,825 shares of performance-based restricted stock were forfeited on February 16, 2011.

(18)	Pursuant to the terms of Mr. O’Connor’s commencement of employment with the Company, this amount includes (a) a $25,000 bonus paid to Mr. O’Connor after 90 days of employment with the Company and (b) $93,750, which represents the guaranteed payment of 75% of Mr. O’Connor’s 2009 target cash bonus, paid in the first quarter of 2010.

(19)	This amount includes (a) $162,400, which represents the value at grant date of 40,000 shares of time-based restricted stock and (b) $90,064, which represents the value at grant date of 21,650 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $126,090, representing 140% of target. On February 11, 2010, Mr. O’Connor forfeited the entire grant of 21,650 performance-based shares and Mr. O’Connor was issued 10,825 performance-based shares. The award of 10,825 shares of performance-based restricted stock was forfeited in its entirety on February 16, 2011.

(20)	This amount reflects 12,998 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $104,997, representing 140% of target. Mr. Weichselbaum was also issued 19,497 time-based restricted shares. The restricted shares were subsequently forfeited in their entirety in September 2011. This amount also includes $32,709, which represents the incremental value of a restricted stock award that was modified in 2011.

(21)	This amount includes (a) $22,230 paid in lieu of earned vacation, (b) $156,923 payable to Mr. Weichselbaum as part of his severance agreement, (c) $2,350 for executive physicals and (d) $7,291 attributable to the Company’s match of Mr. Weichselbaum’s 401(k) plan contributions.

(22)	Pursuant to the terms of Mr. Weichselbaum’s commencement of employment with the Company, this amount includes (a) a $25,000 bonus paid to Mr. Weichselbaum after 90 days of employment with the Company and (b) $116,697, which represents the guaranteed payment of 75% of Mr. Weichselbaum’s 2010 target cash bonus, paid in the first quarter of 2011.

(23)	This amount represents the value at grant date of 26,786 shares of performance-based restricted stock. On December 9, 2010, Mr. Weichselbaum forfeited the entire grant of 26,786 performance-based shares and Mr. Weichselbaum was issued 13,393 performance-based shares. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $110,626, representing 140% of target. The performance-based restricted shares were subsequently forfeited in their entirety in September 2011.

(24)	This amount reflects 4,333 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $35,001, representing 140% of target. Mr. Camp was also issued 6,499 time-based restricted shares.

(25)	This amount includes $16,500 attributable to the Company’s match of Mr. Camp’s 401(k) plan contributions and $4,877 for tax support relating to international operations paid by the Company.

(26)	This amount includes (a) $52,500, which represents the value at grant date of 12,500 shares of time-based restricted stock and (b) $24,300, which represents the value at grant date of 5,400 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $34,020, representing 140% of target. Mr. Camp’s grant of 5,400 performance-based shares was forfeited in its entirety on February 16, 2011.

(27)	This amount reflects 30,329 shares of time-based restricted stock.

(28)	This amount includes $6,625 attributable to the Company’s match of Mr. Schlerf’s 401(k) plan contributions.

(29)	This amount reflects 4,333 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable to such shares would be $35,001, representing 140% of target. Mr. Mullins was also issued 6,499 time-based restricted shares.

(30)	This amount includes $14,154 attributable to the Company’s match of Mr. Mullin’s 401(k) plan contributions and $3,200 for executive physicals.

(31)	This amount includes (a) $73,500, which represents the value at grant date of 17,500 shares of restricted stock and (b) $36,563, which represents the value at grant date of 8,125 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to such shares would be $51,188, representing 140% of target. All 8,125 shares of performance-based restricted stock were forfeited on February 16, 2011.

(32)	This amount includes (a) $78,832, which represents the value at grant date of 18,950 shares of time-based restricted stock and (b) $67,600, which represents the value at grant date of 16,250 shares of performance-based restricted stock. If the highest level of performance is achieved, the maximum amount payable pursuant to Mr. Mullins’ 16,250 performance-based shares would be $94,640, representing 140% of target. On February 11, 2010, Mr. Mullins forfeited the entire grant of 16,250 performance-based shares and Mr. Mullins was issued 8,125 performance-based shares, which were subsequently forfeited in their entirety on February 16, 2011.

(33)	Mr. Barrett was awarded a retention bonus for service related to his interim appointment as Chief Financial Officer with a payment schedule as follows: (a) 40% of total ($60,000) was paid on the first pay period following six months from the approval date of May 19, 2011; and (b) the remaining 60% of total ($90,000) is payable on the first pay period following 12 months from the approval date of May 19, 2011.

(34)	This amount reflects 1,000 shares of time-based restricted stock.

(35)	This amount includes $8,250 attributable to the Company’s match of Mr. Barrett’s 401(k) plan contributions.

The Summary Compensation Table above quantifies the value of the various forms of compensation earned by the Named Executive Officers in fiscal years 2011, 2010 and 2009 respectively. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, non-equity incentive plan compensation and long-term equity incentive awards. We do not have employment agreements with any of our Named Executive Officers.

Based on the grant date fair value of equity awards granted to Named Executive Officers in 2011 and the base salary and cash incentive compensation of the Named Executive Officers, on average “Salary” accounted for approximately 45% of total compensation, non-equity incentive compensation accounted for approximately 25% and equity incentive compensation accounted for approximately 30% of the total compensation earned in 2011 to the Named Executive Officers. Named Executive Officers who were not employed by the Company for the entire fiscal year were excluded from this calculation.

In December 2008, the Company’s Board offered holders of the performance-based restricted shares that were granted with a 2008/2009 measurement period, the opportunity to (a) forfeit the performance-based restricted stock awards issued in May 2008, and (b) accept issuance of 50% of the restricted stock awards for 2009, with vesting based upon the 2009 operating income target based on the Company’s then current 2009 budget. Actual operating income for fiscal 2009 was less than 85% of this target and, therefore, in accordance with the terms of the bonus plan at the time, executive officers forfeited the entire amount of the remaining performance-based restricted stock grants in March 2010. Similarly, in light of the global economic climate and its impact on the automobile industry during 2010, the Compensation Committee reviewed the performance targets that were established in February 2010 with respect to the performance-based restricted shares and determined that these grants no longer had value as incentive for performance in fiscal year 2011. In order to continue to retain and motivate our executive officers and ensure that the targets were reasonable and achievable, holders of those restricted shares were offered the opportunity to forfeit all of the performance-based restricted stock awards issued in February 2010, and accept issuance of 50% of the restricted stock awards for 2011, with vesting generally based upon satisfaction of a 2010 EBITDA target set above the Company’s 2010 budget. All of the executive officers holding such performance-based restricted stock accepted such offer. These awards were subsequently forfeited in their entirety for failure to achieve at least 85% of the 2010 EBITDA target.

Grants of Plan-Based Awards in the Fiscal Year Ended December 31, 2011

The following table shows all awards granted to each of the Named Executive Officers during the fiscal year ended December 31, 2011.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED DECEMBER 31, 2011

	Grant Date	Approval Date (if different than Grant Date)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(2) ($)	Grant Date Fair Market Value of Stock and Option Awards(3) ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Randy L. Ortiz	11/1/2011	9/30/2011	$—	$57,116	$82,817
									61,538			$200,000
										151,515	$3.25	$300,000
Richard T. Riley	2/22/2011		$—	$431,250	$625,313
	2/22/2011					9,359	31,196	43,674				$180,000
	2/22/2011								46,794			$270,000
	2/22/2011									135,952	$5.77	$450,000
Donald R. Peck	10/18/2011	9/30/2011	$—	$33,825	$49,046
	10/18/2011	9/30/2011							50,562			$180,000
	10/18/2011	9/30/2011								136,364	$3.56	$270,000
Timothy P. O’Connor	2/22/2011		$—	$67,385	$97,708
	2/22/2011					3,120	10,399	14,559				$60,000
	2/22/2011								15,598			$90,000
	2/22/2011									45,317	$5.77	$150,000
Paul J. Weichselbaum	2/22/2011		$—	$119,116	$172,717
	2/22/2011					3,899	12,998	18,197				$75,000
	2/22/2011								19,497			$112,500
	2/22/2011									56,647	$5.77	$187,500
Thomas M. Camp	2/22/2011		$—	$115,750	$167,838
	2/22/2011					1,300	4,333	6,066				$25,000
	2/22/2011								6,499			$37,500
	2/22/2011									18,882	$5.77	$62,500
Steven G. Schlerf	2/22/2011		$—	$117,539	$170,431
									30,329			$175,000
Kevin M. Mullins	2/22/2011		$—	$121,500	$176,175
	2/22/2011					1,300	4,333	6,066				$25,000
	2/22/2011								6,499			$37,500
	2/22/2011									18,882	$5.77	$62,500
John R. Barrett	2/22/2011		$—	$59,663	$86,511
	2/22/2011								1,000			$5,770
	2/22/2011									2,500	$5.77	$8,275

(1)	The amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column, sub column “Threshold”, reflect the minimum percentage vesting of the performance-based restricted stock for meeting the minimum established threshold. Below the minimum threshold no performance-based restricted stock will vest. The amount shown in “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, sub column “Maximum”, is 145% of the target amount listed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, sub column “Target”. These amounts are based on the executive officer’s performance-based restricted stock awards issued in February 2011, subject to Company performance over a two-year period.

(2)	In accordance with the 2008 Plan, the exercise price of the stock option awards is equal to the closing price of our Common Stock as reported by The NASDAQ Global Select Market on the date of grant.

(3)	The amounts included in the column “Grant Date Fair Value of Stock and Option Awards” reflect the aggregate grant date fair value of option awards in accordance with FASB ASC Topic 718, pursuant to the 2008 Plan. Assumptions used in the calculations of these amounts are included Notes 1 and 8 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. These options are non-qualified stock options issued under the 2008 Plan and represent the right to purchase shares of Common Stock at a fixed price per share (the fair market value of the shares of Common Stock underlying the options as of the grant date).

The amounts shown in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, sub column “Target”, reflect the target payment level of annual incentive cash compensation under the Company’s Annual Incentive Plan. Annual cash incentive compensation is determined based on objective performance criteria approved in advance by the Compensation Committee relating to: (a) the Company’s (and/or an applicable business unit, division, or function’s) actual performance, including financial performance measures against our corporate revenue, operating profit and, as applicable, a particular business unit’s revenue and operating profit; and (b) individual performance, which includes goals relating to strategic business objectives and professional growth and development. Annual incentive cash compensation targets for executive officers range from 40% to 75% of their respective base salary as a result of market benchmarking and internal alignment. For most executive officers, in 2011, the Company’s or business unit’s performance was weighted approximately 80-90% and individual performance was weighted approximately 10-20%, depending upon the individual executive officer and his role and responsibilities.

In 2011, satisfaction of the individual performance portion was determined based upon the achievement of strategic individual goals established by the Compensation Committee at the beginning of the performance period, while the Company performance portion was determined based on revenue and EBITDA targets, which are based upon our annual budget and business plan. Each year, the possible payout to executive officers resulting from the Company’s performance ranges from a minimum of 0% to a maximum of 145%, while the possible payout relating to satisfaction of individual goals ranges from 0% to 100%. The Compensation Committee has tied the maximum percentage of payout for satisfaction of individual performance criteria to that of the corresponding percentage payout resulting from the Company’s performance, as reflected in the percentage satisfaction of the revenue and EBITDA targets.

In determining actual payments under the Annual Incentive Plan, the Compensation Committee applies a formulaic adjustment to the established target based on the Company’s relative percentage of goal achievement. No annual cash incentive compensation is paid pursuant to a particular Company performance goal if achievement of that specific goal is below 70%. There are incremental increases in payout for each incremental percent of achievement above the 70% threshold with respect to each applicable Company performance target. Upon achievement of the 70% threshold, 30% of the target cash incentive will be paid, at 100% achievement, the full target cash incentive will be paid and at 115% or more achievement, 145% of the target cash incentive will be paid, which represents the maximum possible payout.

Notwithstanding the foregoing, the Compensation Committee retains negative discretion with respect to payments under the Annual Incentive Plan, which permits the Compensation Committee to lower, but not increase, the actual payouts under the Annual Incentive Plan.

In recent years, due to the continuing uncertainty in the automotive industry and the difficulty and variability in trying to establish meaningful performance targets two years in advance, the Compensation Committee determined that it would not issue performance-based restricted stock to executive officers; however, the Compensation Committee returned to its practice of granting such performance-based awards in 2011. In February 2011, the Compensation Committee issued restricted stock awards to certain of the Named Executive Officers with vesting based on the achievement of EBITDA targets for a two-year performance period based on the Company’s budget. Upon achievement of the 70% threshold, 30% of the shares awarded will be earned, and if the highest level of performance is achieved, the maximum number of shares earned would be 145% of the shares awarded based on target. The two-year average of 2011 and 2012 performance will determine the actual number of performance shares achieved, other than for Mr. Riley whose award was subject to a one-year performance period due to his planned retirement from the Company on May 17, 2012.

Outstanding Equity Awards at December 31, 2011

The following table sets forth information with respect to the Named Executive Officers concerning unexercised stock options, unvested stock awards and equity incentive plan awards as of December 31, 2011, and the value of unvested stock and unearned shares that have not vested as of the end of the fiscal year ended December 31, 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock Not Vested (#)(4)		Market Value of Shares of Stock Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Randy L. Ortiz	11/1/2011	—	151,515	—	$3.25	11/1/2018
	11/1/2011						61,538		$188,922
Richard T. Riley	2/1/2005	40,000	—	—	$14.26	2/1/2015
	2/24/2006	5,200	—	—	$22.18	2/24/2013
	12/4/2006	50,000	—	—	$15.25	12/4/2013
	2/26/2007	30,000	—	—	$19.88	2/26/2014
	5/23/2008	48,375	16,125	—	$10.14	2/25/2015
	2/23/2009	118,300	118,300	—	$4.16	2/23/2016
	5/25/2010	66,667	133,333	—	$4.26	5/26/2017
	2/22/2011	—	135,952		$5.77	2/22/2018
	5/25/2010						100,000		$307,000
	2/22/2011						46,794		$143,658
	2/22/2011									31,196	$95,772
Donald R. Peck	10/18/2011	—	136,364	—	$3.56	10/18/2018
	10/18/2011						50,562		$155,225
Paul J. Weichselbaum		—	—	—	$—	N/A	—		$—	—	—
Timothy P. O’Connor		—	—	—	$—	N/A	—		$—	—	—
Thomas M. Camp	2/25/2003	30,000	—	—	$5.23	2/25/2013
	3/3/2004	10,000	—	—	$8.10	3/3/2014
	3/10/2005	10,000	—	—	$14.17	3/10/2015
	2/24/2006	2,600	—	—	$22.18	2/24/2013
	2/26/2007	3,300	—	—	$19.88	2/26/2014
	5/23/2008	7,275	2,425	—	$10.14	2/25/2015
	2/23/2009	15,525	15,525	—	$4.16	2/23/2016
	3/8/2010	9,334	18,666	—	$4.20	3/9/2017
	2/22/2011	—	18,882	—	$5.77	2/22/2018
	2/23/2009						12,600		$38,682
	3/8/2010						12,500		$38,375
	2/22/2011						6,499		$19,952
	2/22/2011									4,333	$13,302
Steven G. Schlerf	2/26/2007	5,000	—	—	$19.88	2/26/2014
	5/23/2008	11,250	3,750	—	$10.14	2/25/2015
	2/23/2009	44,350	—	—	$4.16	2/23/2016
	3/8/2010	22,100	22,100	—	$4.20	3/9/2017
	2/22/2011						30,329	(6)	$93,110

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock Not Vested (#)(4)	Market Value of Shares of Stock Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights Not Vested (#)(5	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kevin M. Mullins	2/25/2002	20,000	—	—	$5.38	2/25/2012
	2/25/2003	12,500	—	—	$5.23	2/25/2013
	3/3/2004	10,000	—	—	$8.10	3/3/2014
	3/10/2005	10,000	—	—	$14.17	3/10/2015
	2/24/2006	2,600	—	—	$22.18	2/24/2013
	2/26/2007	3,900		—	$19.88	2/26/2014
	5/23/2008	9,675	3,225	—	$10.14	2/25/2015
	2/23/2009	23,300	23,300	—	$4.16	2/23/2016
	3/8/2010	14,000	28,000	—	$4.20	3/9/2017
	2/22/2011	—	18,882	—	$5.77	2/22/2018
	2/23/2009						18,950	$58,177
	3/8/2010						17,500	$53,725
	2/22/2011						6,499	$19,952
	2/22/2011								4,333	$13,302
John R. Barrett	6/9/2008	600	400	—	$8.92	6/9/2015
	2/23/2009	800	1,200		$4.16	2/23/2016
	3/8/2010	400	1,600		$4.20	3/8/2017
	2/22/2011	—	2,500		$5.77	2/22/2018
	3/8/2010						500	$1,535
	12/17/2010						10,736	$32,960
	2/22/2011						1,000	$3,070

(1)	All non-qualified options vest in four equal annual installments beginning on the first anniversary of the date of grant, except that all 2011 and 2010 grants vest in three equal annual installments beginning on the first anniversary of the date of grant.

(2)	Each outstanding stock option granted that is currently vested and exercisable is listed in this column.

(3)	Each outstanding stock option that is not yet vested and exercisable is listed in this column.

(4)	The shares in this column represent time-based restricted stock that, as of December 31, 2011, had not yet vested. The corresponding market values are based on the closing price, $3.07, of the Common Stock on December 31, 2011. Unless otherwise stated, these time-based restricted stock awards vest on the third anniversary of the date of grant.

(5)	The shares in this column represent performance-based restricted stock that, as of December 31, 2011, had not yet vested. The corresponding market values are based on the closing price, $3.07, of the Common Stock on December 31, 2011. These performance-based restricted stock awards vest on the date the Company issues its Earnings Release for the period covering the second year of the two-year measuring period, if the Company’s financial performance meets pre-defined, EBITDA targets for such two-year period. Because of Mr. Riley’s planned retirement from the Company on May 17, 2012, his performance-based restricted stock award was subject to a one-year performance period based on the EBITDA performance target for 2011. Thirty percent (30%) of his award, or 9,358 shares, vested as EBITDA for 2011 was at the 70% floor for the target.

(6)	This time-based restricted stock award vests 18 months following the date of grant.

Option Exercises and Stock Vested Table

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR ENDED DECEMBER 31, 2011

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Randy L. Ortiz	N/A	N/A	N/A		N/A
Richard T. Riley	N/A	N/A	19,750		$116,525
Donald R. Peck	N/A	N/A	N/A		N/A
Paul J. Weichselbaum	N/A	N/A	20,833	(1)	$68,332
Timothy P. O’Connor	N/A	N/A	28,150		$123,579
Thomas M. Camp	N/A	N/A	2,950		$17,405
Steven G. Schlerf	N/A	N/A	N/A		N/A
Kevin M. Mullins	N/A	N/A	3,950		$23,305
John R. Barrett	N/A	N/A	4,000		$13,200

(1)	This amount includes 20,833 time-based restricted shares granted on November 2, 2009. Per the applicable restricted stock agreement, one-third of the shares (10,416 shares) vested upon the date of his departure from the Company. In addition, the Compensation Committee agreed to accelerate an additional one-third of the shares (10,417 shares) upon his departure.

Nonqualified Deferred Compensation Plans

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in 2011 ($)(1)	Registrant / Employer Contributions in 2011 ($)	Aggregate Earnings in 2011 ($)	Aggregate Withdrawals & Distributions ($)	Aggregate Balance in 2011 ($)
Randy L. Ortiz	$—	$—	$—	$—	$—
Richard T. Riley	$—	$—	$512	$28,827	$—
Donald R. Peck	$—	$—	$—	$—	$—
Paul S. Weichselbaum	$—	$—	$—	$—	$—
Timothy P. O’Connor	$—	$—	$—	$—	$—
Thomas M. Camp	$—	$—	$(3,586)	$—	$66,123
Steven G. Schlerf	$—	$—	$—	$—	$—
Kevin M. Mullins	$14,580	$—	$(21)	$20,185	$49,611
John R. Barrett	$—	$—	$212	$—	$17,295

(1)	All of the amounts reported in this column have been included as “Salary” or “Non-Equity Incentive Plan Compensation”, as appropriate, in the Summary Compensation Table appearing on page 31 of this proxy statement.

Under the Company’s Nonqualified Deferred Compensation Plan, executive officers and certain key employees of the Company may defer up to 50% of annual salary and 100% of annual incentive cash compensation which is payable upon termination of employment with the Company, death, disability or retirement or as an in-service withdrawal after a minimum deferral period of three years. The Company’s matching contributions under the Plan are discretionary. As of March 2009, the Company suspended matching contributions under the Plan. Prior to the suspension of the matches, the Company matched 100% of a participant’s contributions up to a maximum of 6% of total cash compensation for executives with five years or more of service and 50% of contributions up to a maximum of 6% for executives with fewer than five years of service. Each year’s matching contributions (and associated earnings) cliff vest after three years, or on the death or disability of the executive officer or upon a change in control of the Company.

Each participating executive officer may request that the deferred amounts be allocated among several available investment options established and offered by us, subject to approval by the Compensation Committee. These investment options provide market rates of return and are not subsidized by the Company. The benefit payable under the Plan to a participant following termination of employment or upon an in-service distribution is equal to the applicable deferred and matching amounts, plus or minus any earnings or losses attributable to the investment of such deferred amounts.

We have established a trust for the benefit of participants in the Nonqualified Deferred Compensation Plan. Pursuant to the terms of the trust, as soon as possible after any deferred amounts have been withheld from a plan participant, we will contribute such deferred amounts to the trust to be held for the benefit of the participant in accordance with the terms of the Plan and the trust. However, the assets in the trust will become available to our creditors if we become insolvent or bankrupt. If the funds in the trust are insufficient to pay amounts due under the Plan to a participant, we remain obligated to pay any deficiency.

Retirement payouts upon an executive officer’s retirement from the Company are payable either in a lump-sum payment or in annual installments over a period of up to ten years. In-service payouts are payable either in a lump sum or substantially equal annual installments over a period of five years. Upon death, disability or termination of employment, all amounts shall be paid in a lump-sum payment as soon as administratively feasible except for certain key employees for which distributions shall not be made until after six months from the date of termination.

Severance Agreements

In connection with his departure from the Company, we entered into an agreement with Paul J. Weichselbaum regarding the terms of his separation from employment. The agreement provided for Mr. Weichselbaum to receive severance equal to six months salary (approximately $157,000), payable in biweekly installments, as well as his prorated bonus for 2011 (approximately $63,000). Per the applicable restricted stock agreement, one-third of the shares included in Mr. Weichselbaum’s November 2009 time-based restricted stock grant vested upon the date of his departure, which resulted in the accelerated vesting of 10,416 shares with a value as of the vesting date of approximately $34,164. In addition, the Compensation Committee agreed to accelerate an additional one-third of the shares included in this November 2009 grant, which resulted in the accelerated vesting of 10,417 shares with a value as of the vesting date of approximately $34,167. The agreement also included non-solicitation and non-competition covenants in favor of the Company.

In connection with the commencement of employment with the Company of each of Randy L. Ortiz and Donald R. Peck, we agreed that, in the event that the Company terminates his employment other than for cause within the first 12 months of employment, the Company will pay him severance equal to six months salary (calculated at the rate of his then current annualized base salary), and a prorated bonus payment calculated based on the assumption that the Company’s performance targets are met but not exceeded. The chart below summarizes the total payments that would have been payable to Mr. Ortiz and Mr. Peck if their employment had been terminated under these circumstances on December 31, 2011:

Name	Cash Severance	Prorated Bonus(1)	Total
Randy L. Ortiz	$225,000	$100,000	$325,000
Donald R. Peck	$162,500	$50,000	$212,500

(1)	In connection with the commencement of their employment with the Company in the Fall of 2011, we agreed that Mr. Ortiz’s bonus for 2011 would be guaranteed at $100,000 and that Mr. Peck’s bonus for 2011 would be guaranteed at $50,000.

Retirement Arrangements

In connection with Mr. Riley’s scheduled retirement as an employee of the Company and in recognition of his commitment to the Company in both resuming his duties as President and Chief Executive Officer in May 2010 and agreeing to remain with the Company for a transitional period following Mr. Ortiz’s appointment, the Board of Directors approved: (a) the accelerated vesting of all unvested stock options and restricted shares as of his retirement date, which includes options to purchase 283,117 shares of Common Stock and 131,196 restricted shares; (b) continued health insurance for a period of two years following his retirement date (valued at approximately $25,000 based on premiums in effect on January 1, 2012); and (c) reimbursement of short-term housing costs of up to $15,000. See the table entitled “Change in Control Payments” below for the value of the accelerated vesting of Mr. Riley’s unvested equity awards as of December 31, 2011.

Change-in-Control Agreements

We have entered into double trigger change-in-control agreements with Randy L. Ortiz, Richard T. Riley, Donald R. Peck, Steven G. Schlerf, Thomas M. Camp, Kevin M. Mullins and certain other executive officers. A double trigger change-in-control agreement requires both a change in control and a termination of employment either (a) involuntarily, other than for cause, death, disability or retirement or (b) voluntarily for good reason. The change-in-control agreement between the Company and Richard T. Riley will terminate upon his retirement as an employee of the Company on May 17, 2012.

For purposes of the change-in-control agreements, a change in control is deemed to occur, subject to limited exceptions, if: (a) any person becomes the beneficial owner of 50% or more of the Company’s then outstanding stock; (b) the directors who currently constitute our Board (or who are elected or nominated by the incumbent directors) cease for any reason to constitute at least a majority of the Board; (c) there is consummation of any transaction contemplated by a resolution of the Board approving an agreement of consolidation of the Company with, or a merger into, another corporation or business entity, unless following the consolidation or merger more than 50% of the outstanding voting securities are then beneficially owned by all or substantially all of the same individuals or entities who held such shares immediately before the consolidation or merger and at least a majority of the board consists of incumbent directors of the Company; (d) there is consummation of a sale of all or substantially all of the Company’s assets to an unaffiliated entity; or (e) there is a dissolution of the Company.

The Compensation Committee views the potential lump-sum cash payments for an involuntary termination without cause, or a voluntary termination with good reason, following a change in control of the Company, as reasonable and appropriate for the executive officers, as the process of matching high level senior executives to appropriate new positions may take a significant amount of time.

If, within 12 months after a change in control of the Company, such Named Executive Officer’s employment is terminated (a) by us other than for cause, death, disability or retirement or (b) by the Named Executive Officer, for good reason (as defined below), or within 90 days prior to a change in control, such Named Executive Officer’s employment is terminated by the Company other than for cause, we have agreed to, in addition to salary, benefits and awards accrued through the date of termination:

•

Pay him an amount equal to two (with respect to Mr. Ortiz) or 1.5 (with respect to Mr. Peck, Mr. Camp, Mr. Mullins and Mr. Schlerf) times the sum of (a) his current base salary and (b) the highest of his target bonus for the current year or the actual bonus paid during either of the prior two years; and

•	Provide him with benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to 24 months following such termination.

“Good Reason” is defined as termination based on, subject to limited exceptions: (a) a material and adverse change in his status or position as an officer or management employee of the Company, the assignment of duties or responsibilities that are materially inconsistent with such status or position, or any failure to re-appoint or re-elect him to such position; (b) a reduction by the Company in his base salary (other than a 10% or less reduction imposed on all senior executives); (c) the Company’s requirement that he be based at an office that is both more than 50 miles from his then current office and further from his then current residence; or (d) the failure by the Company to obtain from any successor the assent to such change-in-control agreement. With respect to Mr. Ortiz and Mr. Peck, “Good Reason” also includes termination of his employment with the Company after a change in control of the Company if either (1) he is no longer serving in the office held prior to the change in control, or (2) the surviving entity’s equity securities are not publicly-traded on an established securities market such as the New York Stock Exchange or NASDAQ. In addition, a termination by him for any reason during the twelfth (12th) month following any change in control of the Company shall be deemed to be a termination for good reason under such change-in-control agreements.

Under the change-in-control agreements with each Named Executive Officer, we have further agreed to:

•

Pay 50% of any payment due in a lump sum on the 60th day after the date of termination and 1/24th or 1/18th, as the case may be, of the remaining 50% on a monthly basis with a final lump sum payment of the unpaid balance to be paid no later than March 15th of the calendar year following the calendar year in which the date of termination occurs; and

•	Reimburse legal fees and any expenses incurred in enforcement of the Named Executive Officer’s rights under the change-in-control agreement.

Pursuant to the agreements, the Named Executive Officers shall not at any time communicate or disclose to any unauthorized persons any of our proprietary processes or other confidential information concerning the business, products, suppliers or customers which, if disclosed, would have a material adverse effect upon our business or operations.

Mr. Riley’s change-in-control agreement is substantially similar to Mr. Ortiz’s agreement, except that Mr. Riley is entitled to payment upon a change in control of an amount equal to three times the sum of (a) his base salary on the date of the change in control and (b) the highest of his target bonus for the year or the actual bonus paid during either of the prior two years, and benefits under all employee medical, prescription drug and dental plans, or equivalent benefits, for up to 36 months following such change in control. In addition, Mr. Riley’s change-in-control agreement includes a tax “gross-up” provision. The Compensation Committee believed at that time it was an appropriate method for the Company to protect Mr. Riley from the punitive effects of a 20% excise tax levied by the federal income tax laws on certain income that would be paid to Mr. Riley in such circumstances. No other change-in-control agreements include such a tax “gross-up” provision, including the agreement with Mr. Ortiz.

In addition to the payments and benefits provided by the change-in-control agreements, all Company contributions to the Nonqualified Deferred Compensation Plan and all outstanding equity awards, including stock options and restricted stock awards (including performance-based restricted stock awards), held by the Named Executive Officers will automatically vest upon a change in control as defined in, and in accordance with the terms of, the related plans and award agreements.

The chart below summarizes the total payments and provision of benefits that would have been payable to the Named Executive Officers if a change in control had occurred on December 31, 2011 and the Named Executive Officer’s employment had terminated in the manner described above:

CHANGE IN CONTROL PAYMENTS

Name	Salary/ Bonus	Accelerated Vesting of Equity Awards (1)	Accelerated Vesting of Deferred Compensation Plan(1)	Medical/ Dental Benefits(2)		Payment of Excise Tax and Gross-Up	Total
Randy L. Ortiz	$1,224,097	$114,895	$—	$25,763		N/A	$1,364,755
Richard T. Riley(3)	$3,018,750	$227,087	$—	$37,003		$1,278,918	$4,561,758
Donald R. Peck	$717,291	$95,059	$—	$—	(4)	N/A	$812,350
Thomas M. Camp	$528,507	$31,834	$—	$24,698		N/A	$585,039
Steven G. Schlerf	$528,923	$6,504	$—	$26,271		N/A	$561,698
Kevin M. Mullins	$546,750	$36,273	$—	$24,698		N/A	$607,721

(1)	Vesting occurs automatically upon a change in control.

(2)	Consists of the present value of current medical and dental insurance coverage based upon the type of coverage the Company carried for the Named Executive Officer as of January 1, 2012 and using the premiums in effect on January 1, 2012.

(3)	The change-in-control agreement between the Company and Richard T. Riley will terminate upon his retirement as an employee of the Company on May 17, 2012.

(4)	Mr. Peck had not made any election with respect to medical and/or dental benefit coverage as of December 31, 2011.

COMPENSATION OF DIRECTORS

The following table and notes present the compensation earned by our non-employee directors in the fiscal year ended December 31, 2011:

DIRECTOR COMPENSATION FOR FISCAL YEAR ENDED DECEMBER 31, 2011

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Rory J. Cowan	$45,625	$69,000	$—	$—	$114,625
Robert J. Murray	$41,875	$69,000	$—	$5,000	$115,875
John H. MacKinnon	$50,000	$69,000	$—	$5,000	$124,000
Harvey Rosenthal	$47,500	$69,000	$—	$5,000	$121,500
Robert L. Rewey	$45,000	$69,000	$—	$4,000	$118,000
Marcia J. Hooper	$40,000	$89,004	$—	$—	$129,004
Gary E. Dilts	$40,000	$89,004	$—	$—	$129,004

(1)	Richard T. Riley and Randy L. Ortiz are not included in this table as each was compensated as an employee of the Company and, thus, received no compensation for his respective services as a director in 2011. The compensation received by Mr. Riley and Mr. Ortiz as an employee is shown in the Summary Compensation Table on page 31.

(2)

The amount in the “Stock Awards” column reflects the aggregate grant date fair value of stock awards in accordance with FASB ASC topic 718, pursuant to the 2008 Plan. Each non-employee director was granted 15,000 shares of restricted stock on May 25, 2011 pursuant to the terms of the 2008 Plan. The grant date fair value of such award was

$4.60 per share, using the May 25, 2011 closing price of the Company’s Common Stock on the NASDAQ Global Select Market. In addition, each of Ms. Hooper and Mr. Dilts was granted 3,467 shares of restricted stock on February 22, 2011, which constituted a pro rata portion of the annual stock grant during the year of their appointment to the Board. The grant date fair value of such award was $5.77 per share, using the February 22, 2011 closing price of the Company’s Common Stock on the NASDAQ Global Select Market. As of December 31, 2011, each director named in the Director Compensation Table owned the following number of shares: Rory J. Cowan, 42,747 shares; Robert J. Murray, 106,960 shares; John H. MacKinnon, 56,960 shares; Harvey Rosenthal, 60,460 shares; Robert L. Rewey, 51,960 shares; Marcia J. Hooper, 18,467 shares; and Gary E. Dilts, 18,467 shares.

(3)	As of December 31, 2011, each director named in the Director Compensation Table owned the following number of options: Rory J. Cowan, zero; Robert J. Murray, 25,000; John H. MacKinnon, 25,000; Harvey Rosenthal, 25,000; Robert L. Rewey, 7,500; Marcia J. Hooper, zero; and Gary E. Dilts, zero.

(4)	This amount represents the Company match for each director’s charitable contribution.

On February 11, 2011, the Board elected Marcia J. Hooper and Gary E. Dilts as Directors of the Company, effective as of February 22, 2011. Ms. Hooper and Mr. Dilts received a pro rata (from February 22, 2011) portion of the annual cash and equity grant pursuant to the Company’s Board Compensation arrangements described below. On October 13, 2011, the Board elected Randy L. Ortiz as Director of the Company, effective as of November 1, 2011. Mr. Ortiz did not receive any compensation for serving as a director.

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by us of members of the Board.

Effective May 20, 2009, each non-employee director received an annual fixed fee retainer of $40,000, payable quarterly. Directors also receive restricted stock awards, as described below, and are eligible to participate in our charitable gift matching program up to $5,000 in the aggregate per year. In February 2011, Rory J. Cowan was designated as the Lead Director to chair and lead meetings limited to independent directors. Mr. Murray was Lead Director prior to that date. The Chairperson of the Nominating/Corporate Governance Committee receives an annual stipend of $5,000. The Lead Director and the Chairperson of the Compensation Committee each receive an annual stipend of $7,500. The Chairperson of the Audit Committee receives an annual stipend of $10,000. Directors are reimbursed for reasonable out-of-pocket travel, hotel and incidental expenses for each Board meeting attended. Annual cash and equity compensation is prorated for new directors taking office in between annual shareholder meeting dates.

Consistent with past practice, on the third business day following an annual meeting of shareholders, each eligible non-employee director elected or re-elected at such meeting receives an annual grant of $80,000 (rounded to the nearest whole number of shares) in value based on the fair market value of our Common Stock on the date of grant (as defined in the 2008 Plan) of restricted stock subject to forfeiture and restrictions on transfer which lapse after two years; provided, however, that such award is limited to a maximum of 15,000 shares of the Company’s Common Stock on such date. Such grants of restricted stock were made to each non-employee director elected or re-elected at our annual meeting of shareholders held on May 20, 2011. In 2011, each eligible non-employee director received shares of restricted stock equal to a value of $69,000. Any non-employee director elected other than at the annual meeting of shareholders is granted such restricted stock on a pro-rated basis.

Directors are subject to a minimum share ownership requirement. Within two years after joining our Board, each director is required to directly own a minimum of 5,000 shares of the Company’s Common Stock. All of our directors that have served with the Company for more than two years have satisfied this equity ownership requirement.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of John H. MacKinnon (Chairperson), Harvey Rosenthal and Marcia J. Hooper, each of whom is an independent director, as defined by applicable SEC and the NASDAQ Global Select Market rules, and operates under a written charter adopted by the Board.

The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2011. The Audit Committee has discussed with KPMG LLP, the independent registered public accounting firm, or the independent auditors, the matters required to be discussed by SAS No. 61, “Communications with Audit Committees,” as amended and adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has reviewed the Company’s auditing and accounting principles and practices, periodically discussed with management, internal audit and the independent auditors major financial risk exposures and the quality and adequacy of the Company’s internal controls, and reviewed and reassessed the adequacy of its charter.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with KPMG LLP that firm’s independence. The Audit Committee has reviewed the independent auditors’ fees for audit and non-audit services for the fiscal year ended December 31, 2011 and has considered whether the provision of non-audit services are compatible with maintaining the independent auditors’ independence prior to pre-approving such services. Based on the above, the Audit Committee has concluded that the provision of non-audit services is compatible with maintaining the independent auditors’ independence at this time.

Based on its review of the audited consolidated financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

John H. MacKinnon (Chairperson)

Harvey Rosenthal

Marcia J. Hooper

AUDITORS

Audit Fees

The fees for services provided by KPMG to the Company in the last fiscal year and the fees for services provided to the Company in 2010 by KPMG (from March 30, 2010) and Deloitte & Touche LLP, or Deloitte (from January 1 through March 30, 2010) were as follows:

	2011	2010	2010
	KPMG	KPMG	Deloitte
Audit Fees	$627,600	$523,400	$21,107
Audit-Related Fees	$—	$—	$13,100
Tax Fees	$—	$—	$44,554
All Other Fees	$—	$—	$—

Total Fees	$627,600	$523,400	$78,761

Audit Fees.    These fees are comprised of professional services rendered in connection with the integrated audit of our consolidated financial statements and effectiveness of internal control over financial reporting for the Company’s Annual Report on Form 10-K, the review of our quarterly consolidated financial statements for our quarterly reports on Form 10-Q and international subsidiary statutory audits. Audit fees also include consents for other SEC filings.

Audit-Related Fees.    These fees were comprised of professional services rendered in 2010 related to the transition from Deloitte to KPMG.

Tax Fees.    Fees for tax services consisted of tax compliance services and tax planning and advice services.

Fees for tax compliance services totaled $35,254 in 2010. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of (a) federal, state and local income tax return assistance, (b) sales and use, property and other tax return assistance and (c) assistance with tax audits and appeals.

Fees for tax planning and advice services totaled $9,300 in 2010. Tax planning and advice are services rendered with respect to proposed transactions or the structuring of a particular transaction to maximize tax benefits. Such services consisted of tax advice related to (a) structuring acquisitions and investments, (b) certain internal legal restructuring actions and other intra-group restructuring actions and (c) other miscellaneous consultations.

Audit Committee Pre-Approved Services

The Board recognizes the importance of maintaining the independence and objective viewpoint of the independent auditors. The Board also recognizes that the independent auditors possess a unique knowledge of the Company, and can provide necessary and valuable services to us in addition to the annual audit. The Board has adopted guidelines and procedures to be followed by us when retaining the independent auditors to perform audit and non-audit services. Under the policy, all services provided by the independent auditors, both audit and non-audit, must be pre-approved by the Audit Committee in order to assure that the provision of such services does not impair the independent auditors’ independence. Pre-approved fee levels for all services to be provided by the independent auditors are also established by the Audit Committee and any proposed services exceeding these levels require specific pre-approval by the Audit Committee. The Audit Committee may delegate approval authority to one or more of the designated members of the Audit Committee. The Audit Committee will not delegate its responsibilities to approve services performed by the independent auditors to management.

Change in Independent Registered Public Accounting Firm

On March 30, 2010, the Audit Committee approved the dismissal of Deloitte as the Company’s independent registered public accounting firm.

Deloitte’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2008 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2008 and 2009 and the subsequent period through the date of Deloitte’s dismissal, the Company had (a) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report for such years and (b) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte a copy of these disclosures when made on our Current Report on Form 8-K, filed with the SEC, on April 2, 2010, prior to filing and requested Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agreed with such statements. Deloitte supplied such letter confirming their agreement with the disclosures. A copy of this letter, dated April 2, 2010, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, filed on April 2, 2010.

Also on March 30, 2010, the Audit Committee approved the appointment of KPMG as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2010. During the fiscal years ended December 31, 2008 and 2009, and through the date of the engagement of KPMG, neither the Company nor anyone acting on its behalf consulted with KPMG regarding any of the matters or events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

All services for the periods presented above for which we engaged the independent auditors were pre-approved by the Audit Committee. The total fees paid to KPMG and Deloitte, for services are set forth in the table above.

POLICY GOVERNING RELATED PERSON TRANSACTIONS

In recognition of the fact that transactions involving related persons can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders, the Board has adopted a written policy, which provides for the review and approval (or, if completed, ratification, cancellation or annulment) by the Audit Committee of all transactions involving the Company in which a related person is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. For purposes of this policy, a related person includes: (a) any director or executive officer of the Company or a nominee to become a director of the Company, (b) any known beneficial owner of more than 5% of any class of the Company’s voting securities, or (c) any immediate family member of any of the foregoing. Such transactions may be pursued only if the Audit Committee believes, after considering the matter in good faith that they are in, or are not inconsistent with, the best interests of the Company and its shareholders.

A copy of our Related Person Transaction Policies and Procedures is available on our website at www.lojack.com under the heading “Investor Relations.”

We did not have any related person transactions during 2011.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides a summary, as of December 31, 2011, of shares of Common Stock reserved for issuance pursuant to all of the Company’s current equity compensation plans (the 2003 Plan and the 2008 Plan).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,517,730	$6.94	1,336,338
Equity compensation plans not approved by security holders	—	—	—
Total	2,517,730	$6.94	1,336,338

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT SHAREHOLDERS

The following table sets forth certain information as of March 28, 2012, with respect to the voting securities of the Company beneficially owned by: (a) any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Common Stock, (b) each director or director nominee of the Company, (c) each of the Named Executive Officers (other than Mr. O’Connor and Mr. Weichselbaum, as the Company does not have current ownership information for these former executive officers and the Company’s latest records indicated that such former executive officers did not directly own any shares of the Company’s Common Stock), and (d) all directors, director nominees and executive officers of the Company as a group. A person is deemed to be the beneficial owner of voting securities of the Company if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of such securities within sixty days of March 28, 2012, defined as Currently Exercisable Options for purposes of the table and footnotes below. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as provided in the table or the notes thereto, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person, and has a mailing address c/o LoJack Corporation, 40 Pequot Way, Canton, Massachusetts 02021.

Name of Beneficial Owner	Amount And Nature of Beneficial Ownership		Percent of Class
Tieton Capital Management	1,342,617	(1)	7.49%
4700 Tieton Drive, Suite C Yakima, WA 98908
Buckhead Capital Management LLC	1,290,390	(2)	7.20%
3330 Cumberland Blvd Suite 650 Atlanta, GA 30339
Janus Capital Management LLC	967,923	(3)	5.40%
Plaisance Fund LP 151 Detroit Street Denver, CO 80206
Richard T. Riley	1,139,213	(4)	6.10%
Kevin M. Mullins	189,796	(5)	1.05%
Thomas M. Camp	166,150	(6)	*
Steven G. Schlerf	160,329	(7)	*
Robert J. Murray	121,960	(8)	*
Robert L. Rewey	76,960	(9)	*
Harvey Rosenthal	75,460	(10)	*
John H. MacKinnon	74,460	(11)	*
Rory J. Cowan	67,747		*
Randy L. Ortiz	61,538		*
Donald R. Peck	50,562		*
Marcia J. Hooper	18,467		*
Gary E. Dilts	18,467		*
John R. Barrett	15,461	(12)	*
All executive officers and directors as a group (16 people)	2,431,188	(13)	12.64%

*	Less than 1% of the outstanding Common Stock as of March 28, 2012.

(1)	According to a Schedule 13G, filed with the SEC on January 6, 2012, Tieton Capital Management beneficially owns an aggregate of 1,342,617 shares and exercises shared voting and investment power with respect to 1,342,617 shares.

(2)	According to a Schedule 13G, filed with the SEC on February 15, 2011, Buckhead Capital Management LLC and its affiliates collectively beneficially own an aggregate of 1,290,390 shares and exercise sole voting and investment power with respect to 1,290,390 shares.

(3)	According to a Schedule 13G, filed with the SEC on February 14, 2012, each of Janus Capital Management LLC and Plaisance Fund LP beneficially owns an aggregate of 967,923 shares and exercises sole voting and investment power with respect to 967,923 shares. Plaisance Fund is a managed portfolio to which Janus Capital provides investment advice.

(4)	Includes 88,600 shares held in the name of Mr. Riley’s spouse and 762,252 shares issuable upon exercise of Currently Exercisable Options.

(5)	Includes 121,144 shares issuable upon exercise of Currently Exercisable Options.

(6)	Includes 113,848 shares issuable upon exercise of Currently Exercisable Options.

(7)	Includes 108,550 shares issuable upon exercise of Currently Exercisable Options.

(8)	Includes 20,000 shares issuable upon exercise of Currently Exercisable Options.

(9)	Includes 7,500 shares issuable upon exercise of Currently Exercisable Options and 13,000 shares held in a trust of which Mr. Rewey’s spouse is trustee and beneficiary.

(10)	Includes 20,000 shares issuable upon exercise of Currently Exercisable Options.

(11)	Includes 32,360 shares held jointly with Mr. MacKinnon’s spouse and 20,000 shares issuable upon exercise of Currently Exercisable Options.

(12)	Includes 3,225 shares issuable upon exercise of Currently Exercisable Options.

(13)	Includes 1,311,578 shares issuable upon exercise of Currently Exercisable Options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the SEC and the NASDAQ Global Select Market reports of beneficial ownership and changes in beneficial ownership of voting securities of the Company and to furnish copies of such reports to the Company. Based solely on a review of copies of such reports furnished to the Company during the fiscal year ended December 31, 2011 or written representations from certain persons furnished to the Company that no reports were required to be filed for those persons, the Company believes that all reports required to be filed and all transactions required to be disclosed by Section 16(a) of the Exchange Act were filed or disclosed in a timely fashion during the fiscal year ended December 31, 2011.

SHAREHOLDER COMMUNICATIONS

The Nominating/Corporate Governance Committee and other non-management directors will receive and consider communications from interested parties who wish to make their concerns known to non-management directors or the Board as a whole. Such communications may be addressed to the Company, c/o Secretary, 40 Pequot Way, Canton, Massachusetts 02021. The Nominating/Corporate Governance Committee shall receive these communications from the Secretary, and such communications shall not be screened prior to review by the Nominating/Corporate Governance Committee. Any communications addressed to individual directors or other committees of the Board shall be delivered to the addressees promptly following the receipt of such notice.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be included in the Company’s 2012 proxy statement relating to the Company’s 2013 annual meeting of shareholders must be received at the executive offices of the Company not later than December 6, 2012, and must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws in order to be considered for inclusion in the Company’s proxy statement and proxy for that meeting. Proposals by shareholders intended for presentation at the 2013 annual meeting, but not intended to be included in the Company’s proxy statement for that meeting, must be received at the executive offices of the Company no earlier than January 17, 2013 and no later than February 16, 2013; however, in the event that the date of the annual meeting is not within 30 days of the first anniversary of the preceding year’s annual meeting, a notice must be received not earlier than January 17, 2013 and not later than the close of business on the later of (a) the 90th day prior to such annual meeting and (b) the seventh day following the day upon which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Any notice must otherwise satisfy the conditions established by the SEC and by the Company’s Bylaws. Any proposal received before or after such dates will be considered untimely.

OTHER MATTERS

As of the date of this proxy statement, management of the Company knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IMPORTANT

If your shares are held in your own name, please complete a proxy card over the Internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail, or request, complete and return a proxy card today. If your shares are held in “street name,” you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may provide instructions to your bank, nominee or other institution over the Internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

EXHIBIT A

LOJACK CORPORATION

2008 STOCK INCENTIVE PLAN

As Amended and Restated

1.	PURPOSE

The purpose of this 2008 Stock Incentive Plan (the “Plan”) is to encourage key employees, directors, and consultants of LoJack Corporation (the “Company”) and its Subsidiaries (as hereinafter defined) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of awards (“Awards”) of Common Stock (as hereinafter defined), whether or not subject to restrictions (“Stock Grants”), stock options (“Options”), and other rights to compensation in amounts determined by the value of the Company’s Common Stock (together with Stock Grants, “Other Rights”). The term “Subsidiary” as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as hereinafter defined).

2.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or, in the discretion of the Board, by another committee or subcommittee of the Board appointed by the Board and composed of at least two (2) members of the Board (the “Committee”). In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. The Board may directly exercise the powers of the Committee, except where prohibited by law. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), is applicable to the Company, each member of the Committee shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and, for so long as Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), is applicable to the Company, an “outside director” within the meaning of Section 162 of the Code and the regulations thereunder. The Committee shall select those persons to receive Awards under the Plan (“Optionees”) and determine the terms and conditions of all Awards.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 as incentive stock options as described in Section 422 of the Code (“ISOs”) to qualify as such.

3.	STOCK SUBJECT TO THE PLAN

The total number of shares of the Company’s authorized Common Stock, $0.01 par value per share (“Common Stock”), that may be subject to Award under the Plan shall be (i) 4,000,000, from authorized but unissued shares, plus (ii) 90,000 shares, which is the maximum number of shares remaining available for issuance under the Company’s 2003 Stock Incentive Plan on the date of its termination which are being rolled into the Plan, plus (iii) subject to shareholder approval, 750,000, from authorized but unissued shares. The number of shares of Common Stock available for issuance under the Plan, which are issued after May 20, 2009, will be reduced by (i) one (1) share for each share granted pursuant to Options or SARs (as hereinafter defined) awarded under the Plan, and (ii) by one and fifty-four hundredths (1.54) shares for each share granted pursuant to all Awards other than Options or SARs awarded under the Plan. Other Rights that fail to vest, and shares of Common Stock subject to an Option or similar Other Right that is neither fully exercised prior to its expiration or other termination nor terminated by reason of the exercise of an SAR related to the Option, whether issued under the Plan or under the Prior Plan, shall again become available for grant under the terms of the Plan in such amount as the number of shares by which the total available shares was originally reduced at the time of grant or issuance. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under this Section 3: (a) shares tendered by a grantee or withheld by the Company in payment of the exercise price of an Option, or to satisfy any tax withholding obligation with respect to an Award, (b) shares subject to an SAR that are not issued in connection with the settlement of the SAR on exercise thereof, and (c) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options.

The total amount of the Common Stock with respect to which Awards may be granted to any single person under the Plan shall not exceed in any year in the aggregate 400,000 shares. The 1.54:1 fungible share ratio described above does not apply to this sublimit.

Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 12.

4.	ELIGIBILITY

The persons who shall be eligible for Awards under the Plan shall be key employees and directors of, and other persons who render services of special importance to the management, operation or development of, the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. ISOs shall not be granted to any person who is not an employee of the Company or an ISO Subsidiary. The term “ISO Subsidiary” shall mean those Subsidiaries described in Section 424(e) or Section 424(f) of the Code.

5.	TERMS AND CONDITIONS OF OPTIONS

Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or a non-qualified stock option (“NSO”), and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions.

(a) Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no Option shall expire later than seven (7) years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five (5) years from its date of grant.

(b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price with respect to an Option shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option; and provided, further, that the exercise price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any ISO Subsidiary shall be at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the NASDAQ Global Select Market, Fair Market Value shall be the closing price of the Common Stock in the over-the-counter market on the date in question, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the NASDAQ Global Select Market, then Fair Market Value shall be the closing price on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on such date on the principal stock exchange or the NASDAQ Global Select Market, as the case may be, then the reported closing price of the Common Stock on such date on the principal exchange or the NASDAQ Global Select Market, as the case may be, shall be determinative of Fair Market Value. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by notice to the Chief Financial Officer of the Company or his designee stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price. Such notice shall be delivered in person or by facsimile transmission or electronic mail to the Chief Financial Officer of the Company or his designee or shall be sent by registered mail, return receipt requested, to the Chief Financial Officer of the Company or his designee, in which case delivery shall be deemed made on the date such notice is deposited in the mail or shall be delivered in such other form as shall be permitted hereunder from time to time.

Payment of the exercise price shall be made either (i) in cash (by a certified check, bank draft or money order), (ii) with the consent of the Committee, by delivering the Optionee’s duly executed promissory note and related documents, (iii) with the consent of the Committee, by delivering Shares already owned by the Optionee which have been held for more than six (6) months valued at Fair Market Value; provided that no Shares received upon exercise of that Option thereafter may be exchanged to pay the exercise price for additional Shares within the following six (6) months, or (iv) by a combination of the foregoing forms of payment.

Alternatively, with the consent of the Committee, Options may be exercised by means of a “cashless exercise” procedure in which a broker: (i) transmits the exercise price to the Company in cash or acceptable cash equivalents either (1) against the Optionee’s notice of exercise and the Company’s confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price or (2) as the proceeds of a margin loan to the Optionee; or (ii) agrees to pay the exercise price to the Company in cash or acceptable cash equivalents upon the broker’s receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a Fair Market Value equal to the exercise price. The Optionee’s notice of exercise of an Option pursuant to a “cashless exercise” procedure must include the name and address of the broker involved, a clear description of the procedure; and such other information or undertaking by the broker as the Committee shall reasonably require.

(d) At the time specified in an Optionee’s notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. Alternatively, uncertificated shares shall be deemed delivered when the Company or its stock transfer agent shall have recorded the issuance by means of electronic book entry. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

(e) Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Stock Option Agreement. The minimum vesting period of an Option shall be one (1) year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Options in the event of a Change of Control of the Company, the Optionee’s death, disability or retirement or as otherwise specified by the Committee from time to time.

(f) Notice of ISO Stock Disposition. The Optionee shall notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(g) Effect of Cessation of Employment or Service Relationship. Except as otherwise determined by the Committee at the date of grant of an Option, upon termination of an Optionee’s employment with the Company (including but not limited to a termination for “cause”) the Option shall immediately terminate and shall no longer be exercisable; provided, however, that:

(i) In the case of termination as a result of retirement of the Optionee, an Option shall remain exercisable by such Optionee for three (3) years (three (3) months in the case of an ISO) after the date of termination (but in no event after the normal expiration date of such Option or Other Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination. For this purpose, “retirement” shall mean voluntary retirement as defined in a retirement plan or program of the Company or as otherwise determined by the Committee;

(ii) In the case of termination as a result of death or disability of the Optionee, an Option shall remain exercisable by such Optionee (or in the case of death, by the persons to whom an Option is transferred by will or the laws of descent and distribution) for three (3) years (one (1) year in the case of an ISO) after the date of termination (but in no event after the normal expiration date of such Option or Other Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination. For this purpose, “disability” shall have the meaning set forth in Section 22(e)(3) of the Code;

(iii) In the case of termination by the Company other than for “cause,” an Option shall remain exercisable for three (3) months after the date of termination (but in no event after the normal expiration date of such Option or Other Right) to the extent that such Optionee was entitled to exercise such Option at the date of such termination; and

(iv) In the case of an NSO, an Option shall remain exercisable until the normal expiration date of such Option or Other Right by an Optionee who is a director, or a consultant or former consultant, of the Company whose service as such was not terminated for “cause.”

For purposes of this Section 5(g), “cause” shall mean termination due to: (i) continued failure to substantially perform duties and responsibilities to the Company; (ii) insubordination, willful misconduct or dishonesty in the performance of duties or responsibilities to the Company; (iii) indictment or conviction of, or plea of guilty or nolo contendere to, a felony or any other crime involving dishonesty, fraud or moral turpitude; or (iv) an act of dishonesty or malicious action which is detrimental to the Company or its business reputation.

To the extent the Option is not exercised within the foregoing periods of time, the Option shall automatically terminate at the end of the applicable period of time. Notwithstanding the foregoing provisions, failure to exercise an ISO within the periods of time prescribed under Section 421 and 422 of the Code shall cause an ISO to cease to be treated as an incentive stock option for purposes of Section 421 of the Code.

(h) Transferability of Options. During the life of the Optionee, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentence of this Section 5(h), the Committee may in its discretion permit the Optionee of an NSO to transfer the Option to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee’s Immediate Family. “Immediate Family” shall mean, with respect to any Optionee, the Optionee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(i) No Rights as Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 12.

6.	STOCK APPRECIATION RIGHTS

Among the “Other Rights” available under the Plan are stock appreciation rights (“SARs”), which may be granted by the Committee in respect of such number of shares of Common Stock subject to the Plan as it shall determine in its discretion. No SAR shall expire later than seven (7) years from its date of grant. The Committee may grant SARs either separately or in connection with Options, as described in the following sentence. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminate upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of an SAR related to an Option shall be contained in the Stock Option Agreement, and the terms of an SAR not related to any Option shall be contained in an SAR Agreement.

The exercise price of each SAR shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price with respect to an SAR shall be at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the SAR.

Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the base value stated in the SAR Agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

7.	STOCK GRANTS

The Committee may grant or award shares of Common Stock, with or without restrictions. In the event restrictions are imposed on a Stock Grant, such restrictions shall be set forth by the Committee in a Restricted Stock Agreement. In the event that any such Stock Grant made to employees shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one (1) year, and in the event any such Stock Grant made to employees shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three (3) years; provided, however, that a Stock Grant with a time-based restriction may become vested incrementally over such three (3) year period. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of the Stock Grant in the event of a Change of Control of the Company, the grantee’s death, disability or retirement or other termination of employment.

A holder of a Stock Grant, including a Stock Grant subject to restrictions, shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Common Stock subject to restrictions shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines, the Optionee may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.

8.	RESTRICTED STOCK UNITS

Among the “Other Rights” available under the Plan are restricted stock units (“RSUs”), which may be granted on a deferred basis. RSUs entitle an Optionee to receive shares of Common Stock, subject to any terms and conditions for the award. The terms and conditions (if any) shall be set forth by the Committee in a Restricted Stock Unit Agreement. In the event that any RSUs granted to employees shall have a performance-based goal, the restriction period with respect to such grant shall not be less than one (1) year, and in the event any such RSUs granted to employees shall have a time-based restriction, the total restriction period with respect to such grant shall not be less than three (3) years; provided, however, that any RSUs with a time-based restriction may become vested incrementally over such three (3) year period. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of the RSUs in the event of a Change of Control of the Company, the grantee’s death, disability or retirement or other termination of employment.

9.	PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a) Performance-Based Awards. Any employee or other key person providing services to the Company and who is selected by the Committee may be granted one or more Performance-Based Awards in the form of a Stock Grant, RSUs or cash bonuses payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development, (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or (iii) in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions provided however, that the Committee may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee. Each Performance-Based Award shall comply with the provisions set forth below.

(b) Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Committee shall select, within the first ninety (90) days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c) Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 400,000 shares of Stock (subject to adjustment as provided in Section 12 hereof) or $2,000,000 in the case of a Performance-Based Award payable in cash.

(e) Definitions. For purposes of this Section 9, the following terms shall be as defined below:

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Performance-Based Award” means any Stock Grant, RSUs or cash bonus granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following: revenue (including, but not limited to, total company revenue, divisional revenue and revenue in specific geographic regions); bookings; EBITDA (earnings before interest, taxes, depreciation and amortization); cash flow (including, but not limited to, operating cash flow and free cash flow); net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Common Stock; acquisitions or strategic transactions; operating income (loss); return on capital, assets, equity or investment; shareholder returns; return on sales; gross or net profit levels; productivity; expense; margins; operating efficiency; customer satisfaction; working capital; and earnings (loss) per share of Common Stock, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Stock Grant, RSU or cash bonus. Each such period shall not be less than twelve (12) months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

10.	OPTIONS AND OTHER RIGHTS VOIDABLE

If a person to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar document within thirty (30) days after it is submitted to him, the Award granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.

11.	REQUIREMENTS OF LAW

The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise of any Option or Other Right if the issuance of the shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the transfer of Common Stock or the exercise of any Option or Other Right, the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any such determination by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or the exercise of an Option or Other Right to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

12.	CHANGES IN CAPITAL STRUCTURE

In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights, and for which Options or Other Rights may be granted under the Plan. Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code without the consent of the Optionee. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

If while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

Except as otherwise provided in the preceding paragraph, if while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee’s Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar agreement, the Committee may in its discretion amend the terms of all outstanding Options and Other Rights so that either:

(a) After the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled upon exercise of an Option or Other Right to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option or Other Right is being exercised, or shall be entitled to receive from the successor entity a new stock grant, stock option or stock appreciation right of comparable value; or

(b) All outstanding Options and Other Rights shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, provided that each Optionee shall have the right to exercise his Option or Other Right according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation, sale or Change of Control; or

(c) All outstanding Options and Other Rights shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, as the case may be, in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option or Other Right been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change of Control, less the exercise price therefor. Upon receipt of such consideration by the Optionee, his Option or Other Right shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 5(b).

In addition to the foregoing, the Committee may in its discretion amend the terms of an Option or Other Right by cancelling some or all of the restrictions on its exercise to permit its exercise to a greater extent than that permitted under its existing terms.

A “Change of Control” of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company’s outstanding Common Stock, and within the period of twenty-four (24) consecutive months immediately thereafter, individuals other than (a) individuals who at the beginning of such period constitute the entire Board or (b) individuals whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board.

Except as expressly provided to the contrary in this Section 11, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or Other Rights.

13.	FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and an Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or other service relationship with the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the Company or a Subsidiary:

(a) The Optionee shall forfeit all unexercised Options and Other Rights and all exercised Options and Other Rights under which the Company has not yet delivered the certificates; and

(b) The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon the earlier exercise of any Option or Other Rights at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates.

The decision of the Board as to the cause of an Optionee’s discharge and the damage done to the Company or a Subsidiary shall be final, binding, and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of an Optionee by the Company or a Subsidiary.

14.	MISCELLANEOUS

(a) Nonassignability of Other Rights. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

(b) No Guarantee of Employment or Continuation of Service Relationship. Neither the Plan nor any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement, Restricted Stock Unit Agreement or similar agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.

(c) Tax Withholding. To the extent required by law, the Company (or a Subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, and as a condition to the receipt of any Option or Other Right, the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Optionee’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Optionee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act. Common Stock withheld in satisfaction of tax withholding obligations shall be treated as having been issued under the Plan.

(d) Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Options or Other Rights shall constitute general funds of the Company.

(e) Awards to Non-United States Persons. Awards may be made to Optionees who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 15, to obtain favorable tax treatment for Optionees, and any such amendments shall be evidenced by an Appendix to the Plan. The Board may delegate this authority to the Committee.

(f) Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

(g) QDRO. Notwithstanding any provision in this Plan to the contrary, including without limitation Sections 5(h) and 14(a), Options (other than ISOs) and Other Rights may be issued or transferred pursuant to a domestic relations order determined by the Committee to be the requirement of a qualified domestic relations order, as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, or rules and regulations issued thereunder.

(h) Code Section 409A. All other provisions of this Plan notwithstanding, this Plan shall be administered and construed so as to avoid any person who receives any Option or Other Right from incurring any adverse tax consequences under Code Section 409A. The Committee shall suspend the application of any provision of the Plan that could, in the sole determination of the Committee, result in an adverse tax consequence to any person under Code Section 409A.

15.	EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan originally became effective as of May 1, 2008. The Committee may grant Options and Other Rights under the Plan from time to time until the close of business on March 29, 2022. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s shareholders there shall be no: (a) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 12, or the aggregate number of shares of Common Stock that may be issued to any single person; (b) change in the class of persons eligible to receive Awards under the Plan; or (c) other change in the Plan that requires shareholder approval under applicable law. No amendment shall adversely affect outstanding Options or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Options and Other Rights then outstanding, without the consent of the Optionee.

C/O AMERICAN STOCK TRANSFER

6201 15TH AVE

BROOKLYN, NY 11219

ATTN: ISSAC KAGAN

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1.1	Rory J. Cowan	☐	☐	☐

1.2	John H. MacKinnon	☐	☐	☐

1.3	Robert J. Murray	☐	☐	☐

1.4	Robert L. Rewey	☐	☐	☐

1.5	Richard T. Riley	☐	☐	☐

1.6	Marcia J. Hooper	☐	☐	☐

1.7	Gary E. Dilts	☐	☐	☐

1.8	Randy L. Ortiz	☐	☐	☐

For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No

Please indicate if you plan to attend this meeting		☐	☐

NOTE: Sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, including in the case of joint owners, each party should sign.

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2	Approve the amendment and restatement of the Company’s 2008 Stock Incentive Plan.	☐	☐	☐

3	Ratify the appointment of KPMG LLP as the registered public accounting firm of the Company for 2012.	☐	☐	☐

4	Approve, by non-binding vote, the compensation of the Company’s named executive officers described in the accompanying proxy statement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

    0000138078_1    R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Form 10-K is/are available at www.proxyvote.com.

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PROXY

LOJACK CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

May 17, 2012

The undersigned shareholder of LoJack Corporation, a Massachusetts corporation, or the Company, hereby appoints Richard T. Riley, Randy L. Ortiz and Donald R. Peck (or any of them) as proxies for the undersigned, with full power of substitution in each of them, to vote all shares of the Company owned by the undersigned on March 28, 2012, at the Annual Meeting of Shareholders of LoJack Corporation, to be held on May 17, 2012, at 10:00 a.m., Eastern Daylight Savings Time, at the offices of LoJack Corporation, 40 Pequot Way, Canton, Massachusetts 02021, and at any adjournment or postponement thereof, hereby revoking any proxy heretofore given, upon the matters and proposals set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated April 5, 2012, copies of which have been received by the undersigned. The undersigned instructs such proxies to vote as follows:

The shares represented by this proxy will be voted as directed by the shareholder on the reverse side hereof. If no direction is given when the duly executed proxy is returned, such shares will be voted “FOR” all the nominees in Proposal 1, “FOR” Proposals 2, 3 and 4, and in the discretion of the proxies on such other business as may properly come before the meeting.

         Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

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